EXHIBIT A Amendments to Existing Loan Agreement [Attached]

Conformed through that certain FourthEXHIBIT A to Fifth Amendment to Amended and Restated Loan Agreement dated April 4, 2025 AMENDED AND RESTATED LOAN AGREEMENT dated as of November 24, 2021 among AAON, INC., AAON COIL PRODUCTS, INC., and BASX, INC. as Borrowers, The LENDERS Party Hereto, and BOKF, NA dba BANK OF OKLAHOMA, as Administrative Agent #1292168v26

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS SECTION 1.01 Defined Terms 1 SECTION 1.02 Terms Generally 2829 SECTION 1.03 Accounting Terms; Changes in GAAP 2930 SECTION 1.04 Divisions 2930 SECTION 1.05 Letter of Credit Amounts 2930 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS SECTION 2.01 Commitments 3031 SECTION 2.02 Loans and Borrowings 3031 SECTION 2.03 Borrowing Requests 3132 SECTION 2.04 Swingline Loans 3132 SECTION 2.05 Letters of Credit 3334 SECTION 2.06 Funding of Borrowings 4041 SECTION 2.07 [Intentionally omitted] 41Mandatory Prepayments 42 SECTION 2.08 Optional Prepayments 4142 SECTION 2.09 Termination or Reduction of Commitments 4243 SECTION 2.10 Repayment of Loans 4243 SECTION 2.11 Interest 4344 SECTION 2.12 Fees 4546 SECTION 2.13 Evidence of Debt 4647 SECTION 2.14 Payments Generally; Several Obligations of Lenders 4647 SECTION 2.15 Sharing of Payments 4849 SECTION 2.16 Concerning Joint and Several Liability of the Borrowers. 4849 SECTION 2.17 Increased Costs 4950 SECTION 2.18 Taxes 5152 SECTION 2.19 Alternate Rate of Interest; Illegality 5455 SECTION 2.20 [Intentionally omitted] 5657 SECTION 2.21 Mitigation Obligations; Replacement of Lenders 5657 SECTION 2.22 Cash Collateral 5859 SECTION 2.23 Defaulting Lenders 5960 SECTION 2.24 [Intentionally omitted.] 6162 SECTION 2.25 [Intentionally omitted.] 6162 SECTION 2.26 Incremental Commitments 6162 SECTION 2.27 Guaranty Agreement 6364 ARTICLE III REPRESENTATIONS AND WARRANTIES SECTION 3.01 Existence, Qualification and Power 6364 i #1292168v26

SECTION 3.02 Authorization; No Contravention 6465 SECTION 3.03 Governmental Authorization; Other Consents 6465 SECTION 3.04 Binding Effect 6465 SECTION 3.05 Litigation 6465 SECTION 3.06 No Default. 6465 SECTION 3.07 Liens 6465 SECTION 3.08 Permits 6465 SECTION 3.09 Environmental Compliance 6465 SECTION 3.10 Insurance 6566 SECTION 3.11 Taxes 6566 SECTION 3.12 ERISA 6566 SECTION 3.13 Subsidiaries 6566 SECTION 3.14 Disclosure 6566 SECTION 3.15 Compliance with Laws 6566 SECTION 3.16 Investment Company Act 6667 SECTION 3.17 Solvency 6667 SECTION 3.18 Commodity Exchange Act 6667 SECTION 3.19 Anti-Corruption Laws; Sanctions 6667 SECTION 3.20 Survival of Representations 6667 SECTION 3.21 Affected Financial Institutions 6667 ARTICLE IV CONDITIONS SECTION 4.01 Closing Date 6667 SECTION 4.02 Conditions to All Credit Extensions 6869 ARTICLE V AFFIRMATIVE COVENANTS SECTION 5.01 Financial Statements 6970 SECTION 5.02 Required Notices 7071 SECTION 5.03 Books and Records 7172 SECTION 5.04 Payment of Obligations 7172 SECTION 5.05 Preservation of Existence 7172 SECTION 5.06 Permits 7172 SECTION 5.07 Maintenance of Properties 7172 SECTION 5.08 Maintenance of Insurance 7172 SECTION 5.09 Compliance with Laws 7374 SECTION 5.10 Satisfaction of Contractual Obligations 7374 SECTION 5.11 Further Assurances 7374 SECTION 5.12 Performance of Obligations 7374 SECTION 5.13 Sanctions; Anti-Corruption Laws 7374 SECTION 5.14 Future Subsidiaries 7374 SECTION 5.15 Use of Proceeds 7475 ii #1292168v26

ARTICLE VI NEGATIVE COVENANTS SECTION 6.01 Permitted Liens 7475 SECTION 6.02 Indebtedness 7576 SECTION 6.03 Investments 7677 SECTION 6.04 Fundamental Changes 7677 SECTION 6.05 Transfers 7678 SECTION 6.06 Distributions 7778 SECTION 6.07 Transactions with Affiliates and Insiders 7778 SECTION 6.08 Changes to Method of Accounting 7778 SECTION 6.09 Modification of Documents and Agreements 7778 SECTION 6.10 Creation of Plans Under ERISA 7778 SECTION 6.11 Sanctions; Anti-Corruption; Use of Proceeds 7778 SECTION 6.12 Consolidated Leverage Ratio 7779 ARTICLE VII EVENTS OF DEFAULT SECTION 7.01 Events of Default 7879 SECTION 7.02 Application of Payments 8081 ARTICLE VIII AGENCY SECTION 8.01 Appointment and Authority 8183 SECTION 8.02 Rights as a Lender 8283 SECTION 8.03 Exculpatory Provisions 8283 SECTION 8.04 Reliance by Administrative Agent 8384 SECTION 8.05 Delegation of Duties 8384 SECTION 8.06 Resignation of Administrative Agent 8485 SECTION 8.07 Non-Reliance on Agents and Other Lenders 8586 SECTION 8.08 No Other Duties 8586 SECTION 8.09 Administrative Agent May File Proofs of Claim 8586 SECTION 8.10 Certain ERISA Matters 8687 ARTICLE IX MISCELLANEOUS SECTION 9.01 Notices 8788 SECTION 9.02 Waivers; Amendments 8990 SECTION 9.03 Expenses; Indemnity; Damage Waiver 9193 SECTION 9.04 Successors and Assigns 9395 SECTION 9.05 Survival 9799 SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution 9899 SECTION 9.07 Severability 9899 iii #1292168v26

SECTION 9.08 Right of Setoff 98100 SECTION 9.09 Governing Law; Jurisdiction; Etc 99100 SECTION 9.10 WAIVER OF JURY TRIAL 100101 SECTION 9.11 Headings 100101 SECTION 9.12 Treatment of Certain Information; Confidentiality 100101 SECTION 9.13 PATRIOT Act 101102 SECTION 9.14 Interest Rate Limitation 101102 SECTION 9.15 Payments Set Aside 102103 SECTION 9.16 No Advisory or Fiduciary Responsibility 102103 SECTION 9.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 103104 SECTION 9.18 Acknowledgement Regarding Any Supported QFCs 103104 SECTION 9.19 Erroneous Payments 104105 SECTION 9.20 Existing Loan Agreement 106108 SECTION 9.21 Release 107108 SECTION 9.22 Regarding Swap Agreements 107108 SECTION 9.23 Marketing Consent 108 iv #1292168v26

SCHEDULES 2.01 - Lender Commitments 6.026.01 - Debt 6.036.02 - Investments EXHIBITS EXHIBIT A - Borrower Compliance Certificate EXHIBIT B - Assignment and Assumption EXHIBIT C-1 - Form of U.S. Tax Compliance Certificate EXHIBIT C-2 - Form of U.S. Tax Compliance Certificate EXHIBIT C-3 - Form of U.S. Tax Compliance Certificate EXHIBIT C-4 - Form of U.S. Tax Compliance Certificate EXHIBIT D - [Reserved] EXHIBIT E - Borrowing Request EXHIBIT F - Subsidiary Joinder Agreement v #1292168v26

AMENDED AND RESTATED LOAN AGREEMENT dated as of November 24, 2021 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, this "Agreement"), among AAON, INC., an Oklahoma corporation ("AAON"), AAON COIL PRODUCTS, INC., a Texas corporation ("ACP") and BASX, INC., an Oregon corporation (“BasX”; and, together with ACP and AAON, collectively, "Borrowers," and each individually, a "Borrower"), the LENDERS party hereto, and BOKF, NA dba BANK OF OKLAHOMA, as Administrative Agent. A. The Borrowers and the Administrative Agent are parties to the Loan Agreement dated as of July 26, 2021 (as amended or modified prior to the date hereof, the "Existing Loan Agreement"). B. The parties hereto desire to enter into this Amended and Restated Loan Agreement in order to amend and restate the Existing Loan Agreement in its entirety. NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Existing Loan Agreement in its entirety as follows: ARTICLE I DEFINITIONS SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below: "Administrative Agent" means BOKF, NA dba Bank of Oklahoma, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. "Administrative Agent’s Office" means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders. "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent. "Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution. "Affiliate" means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Agent Parties" has the meaning specified in Section 9.01(b). #1292168v26

2 #1292168v26 0.20%0.25% L/C Fees 2 Commitment Fee > 1.00x and ≤ 2.00x Pricing Level 1.50% 1.50% 0.15%0.20% 1 Leverage Ratio 3 > 2.00x ≤ 1.00x "Agreement" means this Amended and Restated Loan Agreement, together with all schedules and exhibits attached hereto, as it may be further amended, modified, supplemented or restated from time to time. "Anti-Corruption Laws" means all Laws of any jurisdiction applicable to the Borrowers or any of their Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA, as amended, or any similar Law in any applicable jurisdiction. "Applicable Law" means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. "Applicable Percentage" means, (a) with respect to any Lender in respect of the Revolving Facility, the percentage of the total Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment at such time; provided, however, that if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and (b) with respect to any Lender in respect of the Initial Term Loan Facility, with respect to any Lender holding an Initial Term Loan Commitment, (i) on or prior to the Third Amendment Effective Date, the percentage of the total Initial Term Loan Commitments of all Initial Term Loan Lenders represented by such Lender’s Initial Term Loan Commitment at such time and (ii) thereafter, the percentage of the total Outstanding Amount of Term Loans under the Initial Term Loan Facility of all Initial Term Loan Lenders represented by the aggregate Outstanding Amount of Term Loans under the Initial Term Loan Facility of such Lender at such time and (c) with respect to any Lender in respect of any Incremental Term Loan Facility, (i) on or prior to the applicable Incremental Commitment Effective Date, the percentage of the total Incremental Term Loan Commitments under such Incremental Term Loan Facility of all Incremental Term Loan Lenders thereunder represented by such Lender’s applicable Incremental Term Loan Commitment at such time and (ii) thereafter, the percentage of the total Outstanding Amount of Term Loans under such Incremental Term Loan Facility of all Incremental Term Loan Lenders thereunder represented by the aggregate Outstanding Amount of Term Loans under such Incremental Term Loan Facility of such Lender at such time. "Applicable Margin" means, in respect of any Facility other than an Incremental Term Loan Facility, the applicable percentages per annum determined by reference to the Leverage Ratio: 1.25% 1.75% 1.25% Revolving Loans and Initial Term Loans 0.10%0.15% 1.75%

The Applicable Margin shall be based upon the Leverage Ratio as of the last day of each fiscal quarter in accordance with the foregoing table and shall be determined based upon the information set forth in the financial statements delivered pursuant to Section 5.01(a), following the end of each fiscal quarter and the accompanying Compliance Certificate delivered pursuant to Section 5.01(b). If the Borrowers fail to deliver the financial statements and accompanying Compliance Certificate to the Administrative Agent and the Lenders at the time required by Section 5.01, then the Applicable Margin from and after the financial statement due date shall be the highest Applicable Margin set forth in the foregoing table until five days after such financial statements and Compliance Certificate are so delivered. Until the first financial statements are delivered to the Administrative Agent following the Closing Date, the Applicable Margin shall be based upon Pricing Level 3. If at any time the Administrative Agent determines in good faith that the financial statements upon which the Applicable Margin was determined were incorrect (whether based on a restatement, fraud or otherwise), or any ratio or compliance information in a Compliance Certificate or other certification was incorrectly calculated, relied on incorrect information or was otherwise not accurate, true or correct, the Borrowers shall be required to retroactively pay any additional amount that the Borrowers would have been required to pay if such financial statements, Compliance Certificate or other information had been accurate and/or computed correctly at the time they were delivered. The Applicable Margin with respect to any Incremental Term Loan Facility shall be the rate per annum set forth in the applicable Joinder Agreement. "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent. "Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an interest period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date. "Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. "Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with 3 #1292168v26 respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). "Benchmark" means, initially, the REVSOFR30 Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the REVSOFR30 Rate, or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.19. "Benchmark Replacement" means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. "Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable interest period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time. "Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement and/or any REVSOFR30 Rate Loan, any technical, administrative or operational changes (including changes to the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "interest period," (or any similar concept) timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the 4 #1292168v26 adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). "Benchmark Replacement Date" means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). "Benchmark Transition Event" means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); 5 #1292168v26

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). "Benchmark Unavailability Period" means, with respect to any Benchmark, the period (if any) ( x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.19. "Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation. "Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230. "Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan". "Borrowers" has the meaning specified in the preamble of this Agreement. "Borrower Compliance Certificate" means a certificate substantially in the form of Exhibit A. 6 #1292168v26

"Borrower Materials" has the meaning specified in Section 9.01(d). "Borrowing" means a Term Loan Borrowing, a Revolving Borrowing or a Swingline Borrowing, as the context may require. "Borrowing Request" means (a) a request for a Term Loan Borrowing, (b) a request for a Revolving Borrowing or (c) a request for a Swingline Borrowing, which in each case shall be in such form as the Administrative Agent may approve. "Business Day" means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of Oklahoma or is a day on which banking institutions in such state are authorized or required by Law to close; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day in relation to or any Loans referencing the REVSOFR30 Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the REVSOFR30 Rate or any other dealings of such Loans referencing the REVSOFR30 Rate. "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Revolving Lenders, as collateral for L/C Obligations or obligations of Revolving Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. "Cash Collateral" shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support. "Capitalized Lease" means each lease that has been or is required to be, in accordance with GAAP, recorded as a capital or a direct financing lease. "Capitalized Lease Obligations" means the capitalized amount of all obligations of a Person under any CapitalCapitalized Lease that would appear as debt on a balance sheet of such Person prepared in accordance with GAAP. "Cash Equivalents" means: (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any 7 #1292168v26 commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000. “Cash Management Account” means the operating account to be established and maintained by AAON with the Administrative Agent (together with any additional or successor deposit accounts maintained by AAON with the Administrative Agent) to facilitate treasury services to be provided by the Administrative Agent and into which the proceeds of Revolving Loan will be deposited. "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued. "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing are Term Loans, Revolving Loans or Swingline Loans and, when used in reference to any Lender, refers to whether such Lender has (a) Revolving Credit Exposure or Revolving Commitment, (b) Initial Term Loan Commitment or Initial Term Loans or (c) Incremental Term Loan Commitment or Incremental Term Loans . "Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 9.02. "CME Term SOFR Administrator" means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator). "Code" means the Internal Revenue Code of 1986, as amended from time to time. "Commitment" means a Revolving Commitment, an Initial Term Loan Commitment or an Incremental Commitment, as the context may require. 8 #1292168v26

"Commitment Fee" has the meaning specified in Section 2.12(a). "Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.). "Communications" has the meaning specified in Section 9.01(b). “Conforming Changes” means, with respect to either the use or administration of the REVSOFR30 Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11(g) and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). "Consolidated EBITDA" means, with reference to any period of time, the consolidated net income (or loss) of the Corporate Guarantor for such period, plus, to the extent deducted from revenues in determining consolidated net income, (i) interest expense, (ii) expense for state and federal income taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred, minus, to the extent included in net income, extraordinary gains realized, all calculated for Corporate Guarantor on a consolidated basis. "Consolidated Leverage Ratio" means, with respect to each Quarterly Calculation Date, the ratio of (A) total consolidated Funded Indebtedness of the Corporate Guarantor as at such Quarterly Calculation Date, to (B) Consolidated EBITDA for the 12-month period then ended. "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings analogous thereto. "Corporate Guarantor" means AAON, Inc.’, a Nevada corporation. 9 #1292168v26

"Corporate Guaranty Agreement" means the Guaranty Agreement to be executed and delivered by the Corporate Guarantor pursuant to Section 2.27. "Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. "Credit Extension" means (a) a Borrowing or (b) an L/C Credit Extension. "Credit Rating" means a rating as determined by a Credit Rating Agency of the Borrowers' or Corporate Guarantor's non-credit-enhanced, senior unsecured long-term indebtedness. "Credit Rating Agency" means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments. "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. "Debtor Relief Plan" means a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws. "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. "Default Rate" means an interest rate (before as well as after judgment) equal to (a) with respect to overdue principal, the applicable interest rate plus 2.00% per annum and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to Revolving Loans in the case of overdue interest or fee plus 2.00% per annum. "Defaulting Lender" means, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, ( c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause ( c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of 10 #1292168v26 creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrowers, each Issuing Bank, each Swingline Lender and each Lender. "Distribution" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing. "Dollar" and "$" mean lawful money of the United States. "EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. "EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. "EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 9.04(b)(iii), (iv), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)). "Environmental Laws" means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials 11 #1292168v26 into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters. "Environmental Liability" means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. "Equity Interests" means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. "EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. "Event of Default" has the meaning specified in Article VII. "Evergreen Letter of Credit" has the meaning specified in Section 2.05(b). "Excluded Swap Obligation" means (a) with respect to Corporate Guarantorany Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Corporate GuarantorLoan Party of, or the grant by such Corporate GuarantorLoan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) and (b) with respect to either Borrower, any Swap Obligation of Corporate Guarantor if, and to the extent that, all or a portion of the liability of a Borrower with respect to, or the grant of a Borrower of a security interest to secure, as applicable, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such Corporate Guarantor's (in the case of (a)) or a Borrower's (in the case of (b))Loan Party’s failure to constitute an "eligible contract participant," as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of such Corporate Guarantor, liability of such BorrowerLoan Party, or grant of such security interest by such 12 #1292168v26

Borrower or Corporate GuarantorLoan Party becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Obligation, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Obligations for which such guarantee or security interest or joint and several liability, as applicable, is or becomes illegal. "Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Revolving Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (d) any withholding Taxes imposed under FATCA. "Existing Letter of Credit" means letter of credit # BOK02SDF00922 in the face amount of $1,844,000. “Facility” means the Revolving Facility, the Initial Term Loan Facility or an Incremental Term Loan Facility. "FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. "FCPA" means The Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§ 78dd-1, et seq and the rules and regulations thereunder. "Federal Funds Effective Rate" means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%. 13 #1292168v26

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States. "Fee Letter" means that certain Fee Letter delivered by the Administrative Agent to the Borrowers and the Corporate Guarantor and executed and acknowledged by the Borrowers and the Corporate Guarantor. “Fifth Amendment Effective Date” means May 29, 2025. "Floor" means 0.00%. "Financial Officer" means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. "Foreign Lender" means any Lender that is not a U.S. Person. “Fourth Amendment” means that certain Fourth Amendment to Amended and Restated Loan Agreement dated as of the Fourth Amendment Effective Date by and among the Borrowers, the Loan Parties party thereto, the Administrative Agent and the Lenders party thereto. “Fourth Amendment Effective Date” means April 4, 2025. "Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders. "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities. "Funded Indebtedness" means Indebtedness of the type described in paragraphs (a), (b), (c), (e), (f) and (i) of the definition of Indebtedness. "GAAP" means, subject to Section 1.03, United States generally accepted accounting principles as in effect as of the date of determination thereof. "Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or 14 #1292168v26 pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning. For the avoidance of doubt, for purposes of determining any Guarantee obligations of Corporate Guarantor pursuant to the Corporate Guaranty Agreement, the definition of "Specified Swap Contract" shall not create any guarantee by Corporate Guarantor of (or grant of security interest by Corporate Guarantor to support, if applicable) any Excluded Swap Obligation of such Corporate Guarantor. "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law. “Incremental Commitment” has the meaning specified in Section 2.26(a). “Incremental Commitment Effective Date” has the meaning specified in Section 2.26(c). “Incremental Lender” has the meaning specified in Section 2.26(b). “Incremental Term Loan Commitment” has the meaning specified in Section 2.26(a). “Incremental Term Loan Facility” means any facility consisting of Incremental Term Loan Commitments and all Borrowings thereunder. 15 #1292168v26

“Incremental Term Loan Lender” has the meaning specified in Section 2.26(b). “Incremental Term Loans” means the Term Loans made under any Incremental Term Loan Facility. "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations for borrowed money, whether current or long-term; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by any such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (e) all obligations in respect of the deferred purchase price of property or services; (f) Capitalized Lease Obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) the Swap Termination Value of any Swap Contract; (i) all Guarantee Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and (j) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. "Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes. "Indemnitee" has the meaning specified in Section 9.03(b). 16 #1292168v26

"Information" has the meaning specified in Section 9.12. “Initial Term Loan Commitment” means with respect to each Initial Term Loan Lender, the commitment of such Lender to make a Term Loan on the Third Amendment Effective Date in the amount of such Lender’s Initial Term Loan Commitment set forth on Schedule 2.01, as such commitment shall be terminated pursuant to Section 2.09(a). “Initial Term Loan Facility” means the Initial Term Loan Commitments and all Borrowings thereunder. “Initial Term Loan Lenders” means the Persons listed on Schedule 2.01 holding an Initial Term Loan Commitment or Term Loans under the Initial Term Loan Facility and any other Person that shall have become party hereto holding Term Loans under the Initial Term Loan Facility pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto holding Term Loans under the Initial Term Loan Facility pursuant to an Assignment and Assumption. “Initial Term Loans” means the Term Loans made under the Initial Term Loan Facility. "Interest Election Request" means a request by the Borrowers to continue a Borrowing in accordance with Section 2.11, which shall be in such form as the Administrative Agent may approve. "Interest Payment Date" means the last Business Day of each calendar month and the day that such Loan is required to be repaid and the applicable Maturity Date. "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (hi) of the definition of "Indebtedness" in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto. "IRS" means the United States Internal Revenue Service. "ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published 17 #1292168v26 from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. "ISP" means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time). "Issuing Bank" means BOKF, NA dba Bank of Oklahoma, in its capacity as issuer of Letters of Credit hereunder, and each other Lender (if any) as the Borrowers may from time to time select as an Issuing Bank hereunder pursuant to Section 2.05; provided that such Lender has agreed to be an Issuing Bank. "Joinder Agreement" means a joinder or similar agreement entered into by any Person (including any Lender) under Section 2.26 pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto. "Knowledge" or "Known" or "Knowingly" means (a) with respect to a natural Person, the actual knowledge of that Person, after due investigation; and (b) with respect to a Person which is a business entity, the actual knowledge of each of the officers, directors, managers, members and partners of such entity, after due investigation. "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance or renewal thereof or the extension of the expiry date thereof, or the reinstatement or increase of the amount thereof. "L/C Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit. "L/C Documents" means, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by a Borrower with or in favor of the applicable Issuing Bank and relating to such Letter of Credit. "L/C Fee" has the meaning specified in Section 2.12(b). "L/C Obligations" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The L/C Obligations of any Revolving Lender at any time shall be its Applicable Percentage of 18 #1292168v26 the total L/C Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be "outstanding" and "undrawn" in the amount so remaining available to be paid, and the obligations of the Borrowers and each Revolving Lender shall remain in full force and effect until the Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. "L/C Sublimit" means $25,000,000. The L/C Sublimit is part of, and not in addition to, the Revolving Facility. "Lender" means a Revolving Lender or a Term Loan Lender, as the context may require. "Lender Counterparty" means any Lender or any Affiliate of any Lender that is a party to a Swap Contract with a Borrower. If a Person ceases to be a Lender or an Affiliate of a Lender but remains a party to such Swap Contract, such Person shall nonetheless remain a Lender Counterparty, but only with respect to transactions entered into thereunder during or prior to the time such Person was a Lender or an Affiliate of a Lender. "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letter of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. "Lien" means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). "Loan Party" means each the Borrowers and the Corporate Guarantor, individually, and "Loan Parties" means each of them, collectively. "Loan" means a Revolving Loan or a Term Loan, as the context may require. "Loan Documents" means, collectively, this Agreement, the Corporate Guaranty Agreement, any promissory notes issued pursuant to Section 2.13(b), the L/C Documents, the Fee Letter, any agreement creating or perfecting rights in the Cash Collateral pursuant to the provisions of Section 2.22 and any other documents, fee letters or amendments entered into in connection herewith or therewith. "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect on, the Borrowers' operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) or prospects of the taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrowers to perform their Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrowers or the Corporate Guarantor of any Loan 19 #1292168v26

Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Documents. “Maturity Date” means the Revolving Commitment Termination Date or the Term Loan Maturity Date, as the context may require. "Maximum Rate" has the meaning specified in Section 9.14. "Minimum Collateral Amount" means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion. "Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.02 and (b) has been approved by the Required Lenders or, in the case of amendments that require the approval of all or all affected Lenders of a particular Class, the Required Revolving Lenders or the Required Term Loan Lenders, as applicable. "Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time. "Non-Extension Notice Date" has the meaning specified in Section 2.05(b). "NYFRB" means the Federal Reserve Bank of New York. "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrowers arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against a Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrowers under any Loan Document, (b) the obligation of the Borrowers to reimburse any amount in respect of any of the foregoing that the Administrative Agent, any Lender or any Issuing Bank, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrowers, (c) all Swap Obligations under Swap Contracts with a Lender Counterparty, and (d) all liabilities, obligations and indebtedness of the Borrowers to the Administrative Agent and the Lenders or any of their Affiliates in respect of any Treasury Management Agreement. "Organizational Documents" means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture 20 #1292168v26 or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. "Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Loan or Loan Document). "Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)). “Outstanding Amount” means, with respect to Term Loans under any Term Loan Facility on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans under such Term Loan Facility occurring on such date. "Participant" has the meaning specified in Section 9.04(d). "Participant Register" has the meaning specified in Section 9.04(d). "PATRIOT Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)). "Permit" means any permit, contract, operating contract, certificate, certificate of need, consent, franchise, concession, license, right to operate, franchise agreement, authorization, approval, filing, registration or notification from or with any Governmental Authority or other Person. “Permitted Acquisition” means any acquisition by any Loan Party of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person (whether in one transaction or a series of transactions), which satisfies the following requirements: (a) such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of such Loan Party; (b) if such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall (i) become a wholly-owned direct Subsidiary of such Loan Party and such Loan Party shall cause such acquired Person to comply with 21 #1292168v26

Section 5.14 hereof or (ii) be merged with and into such Loan Party (with such Loan Party being the surviving entity); (c) the Borrowers shall have delivered to Administrative Agent not less than ten (10) nor more than ninety (90) days prior to the date of such acquisition (or such different period as agreed to by Administrative Agent), notice of such acquisition, together with, if requested by Administrative Agent, pro forma projected financial information, a draft of the acquisition agreement relating to such acquisition, and, if available, historical financial information (including income statements, balance sheets and cash flows) of the target; (d) both immediately before and after the consummation of such acquisition, no Default or Event of Default shall have occurred and be continuing; (e) Both before and after giving effect to any Permitted Acquisition, the Loan Parties are in pro forma compliance with Section 6.12; (f) the board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall have approved such transaction; (g) all governmental, quasi-governmental, agency, regulatory or similar licenses, authorizations, exemptions, qualifications, consents and approvals necessary under any laws applicable to the Loan Party making the acquisition, or the acquisition target (if applicable) for or in connection with the proposed acquisition and all necessary non-governmental and other third-party approvals which, in each case, are material to such acquisition shall have been obtained, and all necessary or appropriate declarations, registrations or other filings with any court, Governmental Authority or regulatory authority, securities exchange or any other Person, which in each case, are material to the consummation of such acquisition or to the acquisition target, if applicable, have been made, and, if requested by Administrative Agent, evidence thereof reasonably satisfactory in form and substance to Administrative Agent shall have been delivered, or caused to have been delivered, by Borrowers to Administrative Agent; (h) Any Indebtedness or Liens assumed in connection with such acquisition are otherwise permitted under Section 6.01 or Section 6.02, respectively; and (i) the aggregate amount of consideration paid by the Loan Parties for all Permitted Acquisitions shall not exceed $50,000,000.00. "Permitted Liens" means, at any time, Liens in respect of Property of a Borrower permitted to exist at such time pursuant to the terms of Section 6.01. "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. "Platform" means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system. "Prepayment Notice" means a notice by the Borrowers to prepay Revolving Loans, which shall be in such form as the Administrative Agent may approve. 22 #1292168v26

"Prime Rate" means, as of any date of determination, the rate of interest most recently published by The Wall Street Journal and designated as the “National Prime Rate”, as selected by Administrative Agent, as of any date of determination (in this definition called the “Index”). The Index is not necessarily the lowest rate charged by Administrative Agent on its loans. If the Index becomes unavailable during the term of this Agreement, Administrative Agent may designate a substitute index after notifying Borrowers and Lenders. Any change in the Prime Rate will become effective as of the date the rate of interest is different from that on the preceding Business Day. "Property" means, as to any Person, any asset or property, whether real, personal or mixed, tangible or intangible, which is now or at any time hereafter owned, operated or leased by such Person. "PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. "Public Lender" has the meaning specified in Section 9.01(d). “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. "Quarterly Calculation Date" means the last day of each calendar quarter during the term of this Agreement and thereafter until the Indebtedness is paid in full. "Recipient" means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable. "Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the REVSOFR30 Rate, 5:00 a.m. (Chicago time) on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, or (2) if such Benchmark is not the REVSOFR30 Rate, the time determined by the Administrative Agent in its reasonable discretion "Register" has the meaning specified in Section 9.04(c). "Related Parties" means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. "Relevant Governmental Body" means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or, in each case, any successor thereto. 23 #1292168v26

"Removal Effective Date" has the meaning specified in Section 8.06(b). "Required Lenders" means, at any time, at least two Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided, however, that at any time that there are only two Lenders hereunder, "Required Lenders" shall mean both of them. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time. “Required Revolving Lenders” means, at any time, at least two Revolving Lenders having Total Revolving Credit Exposures representing more than 50% of the Total Revolving Credit Exposures of all Revolving Lenders. The Total Revolving Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time. “Required Term Loan Lenders” means, with respect to any Term Loan Facility, at any time, at least two Term Loan Lenders having Term Loans under such Term Loan Facility representing more than 50% of the aggregate unused Term Loan Commitment and aggregate Outstanding Amount of Term Loans of all Term Loan Lenders under such Term Loan Facility at such time. The Term Loan Commitment and the Outstanding Amount of Term Loans of any Defaulting Lender shall be disregarded in determining Required Term Loan Lenders at any time. "Resignation Effective Date" has the meaning specified in Section 8.06(a). "Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. "Responsible Officer" means (a) the chief executive officer, president, executive vice president or a Financial Officer of a Borrower, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.01, any vice president, secretary or assistant secretary of a Borrower and (c) solely for purposes of Borrowing Requests, requests for L/C Credit Extensions, prepayment notices and notices for Revolving Commitment terminations or reductions given pursuant to Article II, any other officer or employee of a Borrower so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of a Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of a Borrower. "Revolving", when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are made pursuant to Section 2.01(b). "Revolving Availability Period" means the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date. 24 #1292168v26

"Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type made by the Revolving Lenders. "Revolving Commitment" means with respect to each Revolving Lender on any date, the commitment of such Lender to (a) make a Revolving Loan if such Revolving Loan is required to be disbursed on such date and (b) purchase a participation in (i) L/C Obligations and (ii) Swingline Loans, in each case if such participation is required to be purchased on such date, expressed as an amount representing the maximum principal or face amount of such Revolving Loan, Letter of Credit or Swingline Loan, as such commitment may be reduced or increased from time to time pursuant to Section 9.04 or reduced from time to time pursuant to Section 2.09. The initial amount of such Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. “Revolving Commitment Increase” has the meaning specified in Section 2.26(a). "Revolving Commitment Termination Date" means May 27, 20272030, or the earlier date upon which the Loans are accelerated pursuant to this Agreement and the other Loan Documents. "Revolving Credit Exposure" means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in L/C Obligations and Swingline Loans at such time. "Revolving Facility" means the Revolving Commitments and all Credit Extensions thereunder. “Revolving Facility Increasing Lender” has the meaning specified in Section 2.26(b). “Revolving Lender” means the Persons listed on Schedule 2.01 holding a Revolving Commitment or Revolving Loans and any other Person that shall have become party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption or a Joinder Agreement, other than any such Person that ceases to be a party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Revolving Lenders” includes the Swingline Lenders but does not include the Administrative Agent or the Issuing Banks in their respective capacities as the Administrative Agent or as an Issuing Bank. "Revolving Loan" means a loan made by a Lender to the Borrowers pursuant to Section 2.01(b). "REVSOFR30 Rate" means the Term SOFR Reference Rate for a one (1) month period, as such rate is published by the CME Term SOFR Administrator, at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the first (1st) Business Day of each month, adjusted monthly on the first (1st) Business Day of each month; provided that if the REVSOFR30 Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement. Any change in the REVSOFR30 Rate shall be effective from and include the effective date of such change. 25 #1292168v26

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions. "Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). "Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority. "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. "SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. "SOFR Loan" means a Loan that bears interest at a rate based on the REVSOFR30 Rate. "Solvent" means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. 26 #1292168v26

"Specified Swap Contract" means any Swap Contract in respect of interest rates, currency exchange rates, commodities, weather, power or emissions entered into by a Borrower and any Person that is a Lender or an Affiliate of a Lender at the time such Swap Contract is entered into (or, in respect of any Swap Contract entered into prior to the Closing Date, any Person that is a Lender or an Affiliate of a Lender on the Closing Date), which has been designated as a "Specified Swap Contract" by such Lender and the Borrowers, by notice to the Administrative Agent not later than 15 days after the later of (i) the Closing Date and (ii) the execution and delivery by the a Borrower of such Swap Agreement (or such later date agreed by the Administrative Agent, the applicable Lender and the Borrowers, but in no event more than 30 days after such later date referred to above); provided that for purposes of determining the guarantee obligations of the Corporate Guarantor, the definition of "Specified Swap Contract" shall not create any guarantee by the Corporate Guarantor of any Excluded Swap Obligation. "Subsidiary" of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement. "Swap Obligations" means, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Contracts, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Contracts transaction. "Swap Termination Value" means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the 27 #1292168v26 mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). "Swingline Borrowing" means a borrowing of a Swingline Loan. "Swingline Lender" means BOKF, NA dba Bank of Oklahoma, in its capacity as lender of Swingline Loans hereunder, or such other Revolving Lender as the Borrowers may from time to time select as the Swingline Lender hereunder pursuant to Section 2.04; provided that such Revolving Lender has agreed to be a Swingline Lender. "Swingline Loan" means a loan made by a Swingline Lender to the Borrowers pursuant to Section 2.04. "Swingline Sublimit" means $10,000,000. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility. "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.01(a) or a loan under an Incremental Term Loan Facility made pursuant to Section 2.26. “Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type made by the applicable Term Loan Lenders. “Term Loan Commitment” means an Initial Term Loan Commitment or an Incremental Term Loan Commitment, as the context may require. “Term Loan Facility” means the Initial Term Loan Facility or an Incremental Term Loan Facility, as the context may require. “Term Loan Lender” means each Initial Term Loan Lender and each Incremental Term Loan Lender and any other Person that shall have become party hereto holding Term Loans pursuant to an Assignment and Assumption or a Joinder Agreement, other than any such Person that ceases to be a party hereto holding Term Loans pursuant to an Assignment and Assumption. “Term Loan Maturity Date” means, with respect to the Initial Term Loan Facility December 16, 2029, and with respect to any Incremental Term Loan Facility, the date set forth as such in the applicable Joinder Agreement. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable interest period, the rate per 28 #1292168v26 annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day. “Third Amendment” means that certain Third Amendment to Amended and Restated Loan Agreement dated as of the Third Amendment Effective Date by among the Borrowers, the Lenders party thereto and the Administrative Agent. “Third Amendment Effective Date” means December 16, 2024. "Total Credit Exposure" means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and Outstanding Amount of Term Loans of such Lender at such time. "Total Revolving Credit Exposure" means, as to any Revolving Lender at any time, the unused Revolving Commitments and Revolving Credit Exposure of such Lender at such time. "Trade Date" has the meaning specified in Section 9.04(b)(i). "Transfer" means and includes any form of sale, transfer, conveyance or other disposition of Property, whether through a single transaction or a series of related transactions. "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, commercial credit cards, purchasing cards, debit cards, stored value cards, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the REVSOFR30 Rate or (subject to Section 2.19) the Prime Rate. "UCP" means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time). "UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct 29 #1292168v26

Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. "UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. "United States" and "U.S." mean the United States of America. "U.S. Borrower" means any Borrower that is a U.S. Person. "U.S. Government Securities Business Day" means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. "U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code. "U.S. Tax Compliance Certificate" has the meaning specified in Section 2.18(g). "Withholding Agent" means the Borrowers and the Administrative Agent. "Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." The word "or" is not exclusive. The word "year" shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular 30 #1292168v26 provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.03 Accounting Terms; Changes in GAAP. (a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Borrowers to the Lenders pursuant to Section 5.01 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. (b) Changes in GAAP. If the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. SECTION 1.04 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. SECTION 1.05 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. 31 #1292168v26

ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS SECTION 2.01 Commitments. (a) Term Loans. Subject to the terms and conditions set forth herein, each Initial Term Loan Lender severally agrees to make a Term Loan to the Borrower on the Third Amendment Effective Date in an aggregate principal amount equal to such Lender’s Initial Term Loan Commitment. Subject to the terms and conditions set forth herein and in the applicable Joinder Agreement with respect to the applicable Incremental Term Loan Facility (if any), each Incremental Term Loan Lender under the applicable Incremental Term Loan Facility severally agrees to make a Term Loan to the Borrowers on such applicable Incremental Commitment Effective Date in an aggregate principal amount equal to such Lender’s Incremental Term Loan Commitment under such Incremental Term Loan Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. For the avoidance of doubt, the Borrowers have repaid in full the Initial Term Loans (and all accrued interest thereon) as of the Fifth Amendment Effective Date. (b) Revolving Loans. Subject to the terms and conditions set forth herein and in the applicable Joinder Agreement with respect to the applicable Revolving Commitment Increase (if any), each Revolving Lender severally agrees to make Revolving Loans to the Borrowers from time to time on any Business Day during the Revolving Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. On the FourthFifth Amendment Effective Date, the total Revolving Commitments equal $230,000,000.00; provided that on the date that is ninety (90) days following the Fourth Amendment Effective Date (the “Revolving Commitment Reduction Date”), (i) the total Revolving Commitments of all Lenders shall automatically and immediately be reduced to $200,000,000.00 on a pro rata basis as set forth on Schedule 2.01; and (ii) if, on the Revolving Commitment Reduction Date, the total Revolving Credit Exposure exceeds the total Revolving Commitments (after giving effect to the automatic reduction on the Revolving Commitment Reduction Date), then the Borrowers shall, immediately on the Revolving Commitment Reduction Date, prepay the Revolving Loans (together with accrued interest thereon) and/or Cash Collateralize the L/C Obligations in an amount equal to such excess500,000,000.00. SECTION 2.02 Loans and Borrowings. (a) Borrowings. Each Term Loan under the applicable Term Loan Facility shall be made as part of a Borrowing consisting of Term Loans of the same Type made by the applicable Term Loan Lenders ratably in accordance with their respective applicable Term Loan Commitments. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. 32 #1292168v26

(b) Type of Loans. Subject to Section 2.19, each Borrowing shall be comprised entirely of SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Revolving Loan in accordance with the terms of this Agreement. (c) Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the applicable Commitments. Each Swingline Loan shall be in an amount equal to $250,000 or a larger multiple of $50,000. SECTION 2.03 Borrowing Requests. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit E (a "Borrowing Request") not later than 11:00 a.m. at least three (3) U.S. Government Securities Business Days before each SOFR Loan, of its intention to borrow, specifying (i) the name of the Borrower that will receive the requested borrowing, (ii) the date of such borrowing, which shall be a Business Day, and (iii) whether such Borrowing is to be a Revolving Borrowing or a Term Loan Borrowing. A Borrowing Request received after 11:00 a.m. shall be deemed received on the next U.S. Government Securities Business Day. The Administrative Agent shall promptly notify the Lenders of each Borrowing Request. Each Swingline Borrowing shall be requested in accordance with Section 2.04. SECTION 2.04 Swingline Loans. (a) Swingline Loans. Subject to the terms and conditions set forth herein, each Swingline Lender, in reliance on the agreements of the Revolving Lenders set forth in this Section, agrees to make Swingline Loans to the Borrowers from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount that will not result in (i) the Revolving Credit Exposure of any Revolving Lender exceeding its Revolving Commitment, (ii) the total Revolving Credit Exposures exceeding the total Revolving Commitments or (iii) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit; provided, further, that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. (b) Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon the Borrowers' notice to the applicable Swingline Lender and the Administrative Agent. Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrowers, or may be given by telephone (if promptly confirmed in writing by delivery of such a written Borrowing Request consistent with such telephonic notice) and must be received by such applicable Swingline Lender and the Administrative Agent not later than 10:00 a.m. (Tulsa, Oklahoma time) on the date of the requested Swingline Borrowing, and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum of $250,000 or a larger multiple of $50,000 and (ii) the date of such Swingline Borrowing (which shall be a Business Day). Subject to the terms and 33 #1292168v26 conditions set forth herein, such Swingline Lender shall make each Swingline Loan available to the Borrowers by credit to the Borrowers' account with such Swingline Lender or by wire transfer in accordance with instructions provided to (and reasonably acceptable to) such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(f), by remittance to the respective Issuing Bank), not later than 3:00 p.m. (Tulsa, Oklahoma time) on the requested date of such Swingline Loan. (c) Participations by Revolving Lenders in Swingline Loans. (i) Immediately upon the making of a Swingline Loan by a Swingline Lender, and without any further action on the part of such Swingline Lender or the Revolving Lenders, such Swingline Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Swingline Lender, a participation in such Swingline Loan equal to such Revolving Lender’s Applicable Percentage of the amount of such Swingline Loan. Each Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 a.m., Tulsa, Oklahoma time, on any Business Day, require the Revolving Lenders to fund participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will fund such participations. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of each such Swingline Loan. Each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of each such Swingline Loan. Each Revolving Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. (ii) The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan funded pursuant to the preceding paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan made by such Swingline Lender after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to the preceding paragraph and to such 34 #1292168v26

Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof. (d) Resignation of Swingline Lender. Any Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Revolving Lenders and the Borrowers. After the resignation of a Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans. SECTION 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrowers may request any Issuing Bank, in reliance on (among other things) the agreements of the Revolving Lenders set forth in this Section, to issue, at any time and from time to time during the Revolving Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments. (b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrowers shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, extension, reinstatement or renewal) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the respective Issuing Bank, the Borrowers also shall submit a letter of credit application and reimbursement agreement on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. If the Borrowers so request in any notice requesting the issuance of a Letter of Credit (or the amendment of an outstanding Letter of Credit), the applicable Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions 35 #1292168v26

(each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit shall permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon by the Borrowers and the applicable Issuing Bank at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrowers shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Evergreen Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.05(d); provided, that such Issuing Bank shall not (i) permit any such extension if (A) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrowers that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension. (c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Commitment and (iii) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it; 36 #1292168v26

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally; or (iii) any Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrowers or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.23(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion. An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. (d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Revolving Commitment Termination Date. (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the respective Issuing Bank, such Revolving Lender’s Applicable Percentage of each L/C Disbursement made by an Issuing Bank promptly upon the request of such Issuing Bank at any time from the time of such L/C Disbursement until such L/C Disbursement is reimbursed by the Borrowers or at any time after any reimbursement payment is required to be refunded to the Borrowers for any reason, including after the Revolving Commitment Termination Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment 37 #1292168v26 from the Borrowers pursuant to Section 2.05(f), the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such L/C Disbursement. Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender's Revolving Commitment is amended pursuant to the operation of Section 2.26, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement. (f) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such Issuing Bank in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, Tulsa, Oklahoma time, on (i) the Business Day that the Borrowers receive notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., Tulsa, Oklahoma time, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with a Borrowing under the Revolving Facility or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Applicable Percentage thereof. (g) Obligations Absolute. The Borrowers' obligation to reimburse L/C Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement or any Letter of Credit, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or 38 #1292168v26 failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that: (i) an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a replacement marked as such or waive a requirement for its presentation; (ii) an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (iii) an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iv) this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing). Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank. 39 #1292168v26

Unless otherwise expressly agreed by an Issuing Bank and the Borrowers when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrowers for, and such Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules. An Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the such Issuing Bank. (h) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrowers in writing of such demand for payment if such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such L/C Disbursement. (i) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrowers reimburse such L/C Disbursement, at the rate per annum then applicable to Revolving Loans under the Revolving Facility; provided that if the Borrowers fail to reimburse such L/C Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(b) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment. (j) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement between the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the 40 #1292168v26

Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include such successor or any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. Any Issuing Bank may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Revolving Lenders and the Borrowers. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, reinstate, renew or increase any existing Letter of Credit. (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Revolving Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the "Collateral Account") an amount in cash equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (f) or (g) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers in respect of the Revolving Facility under this Agreement. In addition, and without limiting the foregoing or paragraph (d) of this Section, if any L/C Obligations remain outstanding after the expiration date specified in said paragraph (d), the Borrowers shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the 41 #1292168v26 extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Obligations at such time or, if the maturity of the Revolving Loans has been accelerated (but subject to the consent of Revolving Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrowers in respect of the Revolving Facility under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. (l) Letters of Credit Issued for account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, each of the Borrowers shall be jointly and severally obligated as a primary obligor to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of obligations of such Subsidiary. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit is issued for the account of any Subsidiary of a Borrower (and such Subsidiary is not also a Borrower), each Borrower agrees that (i) such Subsidiary shall have no rights against the Issuing Bank, the Administrative Agent or any Lender, (ii) the Borrowers shall be jointly and severally responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement agreement, (iii) the Borrowers shall have sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) the Borrowers shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transaction related thereto. The Borrowers shall, at the request of the Issuing Bank, cause such Subsidiary to execute and deliver an agreement confirming the terms specified in the immediately preceding sentence and acknowledging that it is bound thereby. SECTION 2.06 Funding of Borrowings. (a) Funding by Lenders. Each Lender shall make the amount of each Borrowing to be made by it hereunder available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon (Tulsa, Oklahoma time) on the proposed date thereof; provided that Swingline Borrowings shall be made as provided in Section 2.04. The Administrative Agent will make all such funds so received available to the Borrowers in like funds, by wire transfer of such funds in accordance with the instructions provided in the applicable Borrowing Request; provided that Borrowings made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the respective Issuing Bank. (b) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such 42 #1292168v26 assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrowers, the interest rate applicable to Revolving Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent. (c) Automatic Funding. On each Business Day, the Administrative Agent will review the collected balance of the Cash Management Account, taking into account the checks and other items presented that day against the Borrowers' accounts. If the collected balance of the Cash Management Account is less than zero Dollars, a Revolving Loan will automatically be made and deposited into the Cash Management Account in order to bring the collected balance to not less than zero Dollars; provided, however, that the Lenders will not be obligated to make any such Revolving Loan if all applicable conditions precedent set forth in Section 4.02 are not satisfied. The provisions of this Section 2.06(c) shall apply only if the Borrowers are utilizing the Administrative Agent's "Loan Manager" service. SECTION 2.07 [Intentionally omitted]Mandatory Prepayments.. If at any time the aggregate Revolving Credit Exposure of all Revolving Lenders exceeds the Revolving Commitments of all Revolving Lenders, then the Borrowers shall immediately make a payment on the Revolving Loans or Cash Collateralize the L/C Obligations in an account with the Administrative Agent pursuant to Section 2.05(k) to eliminate such excess. Each prepayment pursuant to this Section 2.07 shall be applied ratably to the Revolving Loans and shall be accompanied by accrued interest to the extent required by Section 2.11, together with any additional amounts required pursuant to Section 2.17. SECTION 2.08 Optional Prepayments. (a) Optional Prepayments. The Borrowers may, upon notice to the Administrative Agent, at any time and from time to time prepay any Borrowing in whole or in part without premium or penalty. (b) Notices. Each such notice pursuant to this Section shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrowers, or may be given by telephone to the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) (if promptly confirmed by such a written Prepayment Notice consistent with such telephonic notice) Each Prepayment Notice shall specify (x) the prepayment date and (y) the principal amount of each Borrowing or 43 #1292168v26 portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each Prepayment Notice shall be irrevocable; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09(b). (c) Amounts; Application. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing. All prepayments of the Term Loans shall be applied to principal installments on the Term Loans in the inverse order of maturity. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11, together with any additional amounts required pursuant to Section 2.17. (d) Automatic Prepayments. If the collected balance of the Cash Management Account as of the close of business on any Business Day is greater than zero Dollars, the Administrative Agent will automatically debit the Cash Management Account for the amount of the excess and apply such excess as a prepayment on the outstanding principal amount of the Revolving Loans. The provisions of this Section 2.08(d) shall apply only if the Borrowers are utilizing the Administrative Agent's "Loan Manager" service. SECTION 2.09 Termination or Reduction of Commitments. (a) Termination of Term Loan Commitments. The Initial Term Loan Commitments shall automatically and permanently terminate on the Third Amendment Effective Date upon the funding of the Term Loans under the Initial Term Loan Facility. The Incremental Term Loan Commitments under an Incremental Term Loan Facility (if any) shall automatically and permanently terminate on the applicable Incremental Commitment Effective Date upon the funding of the Term Loans under such Incremental Term Loan Facility. (b) Optional Termination or Reduction of Revolving Commitments. The Borrowers may, upon notice to the Administrative Agent, terminate the Revolving Commitments, or from time to time reduce the unused Revolving Commitments; provided that (a) each such notice shall be in writing and must be received by the Administrative Agent at least three Business Days prior to the effective date of such termination or reduction, and shall be irrevocable (provided that a notice of termination of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or a larger multiple of $10,000,000 and (c) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the total Revolving Credit Exposures would exceed the total Revolving Commitments. Unless previously terminated, the Revolving Commitments shall automatically terminate on the Revolving Commitment Termination Date. (c) Application of Revolving Commitment Reductions. The Administrative Agent will promptly notify the Revolving Lenders of any termination or reduction of the 44 #1292168v26

Revolving Commitments pursuant to clause (b) of this Section. Upon any reduction of unused Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s ratable share of the amount of such reduction. SECTION 2.10 Repayment of Loans. (a) Term Loans under Initial Term Loan Facility. Commencing December 31, 2024 and on each Interest Payment Date thereafter, the Borrowers shall repay to the Administrative Agent for the ratable account of the Initial Term Loan Lenders the principal amount of the Initial Term Loans in equal consecutive monthly payments based on a five year amortization schedule; provided that notwithstanding the foregoing, on the Term Loan Maturity Date all remaining outstanding principal plus accrued interest on the Initial Term Loans shall be due and payable in full. (b) Term Loans under any Incremental Term Loan Facility. The Borrowers shall repay to the Administrative Agent for the ratable account of the applicable Incremental Lenders the aggregate principal amount of all Term Loans outstanding under any Incremental Term Loan Facility on the dates specified in the applicable Joinder Agreement with respect to such Incremental Term Loan Facility (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.08); provided, however, that the final principal repayment installment of such Loans shall be repaid on the Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding under the applicable Incremental Term Loan Facility on such date. (c) Revolving Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Revolving Lenders on the Revolving Commitment Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date, together with all accrued interest thereon. (d) Swingline Loans. The Borrowers shall repay to the applicable Swingline Lender (or, to the extent required by Section 2.04(c), to the Administrative Agent for the account of the Revolving Lenders) each Swingline Loan made by such Swingline Lender on the earlier to occur of (i) the date five Business Days after such Swingline Loan is made and (ii) the Revolving Commitment Termination Date; provided that on each date that a Revolving Borrowing is made, the Borrowers shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. At any time that there shall exist a Defaulting Lender under the Revolving Facility, immediately upon the request of the applicable Swingline Lender, the Borrowers shall repay the outstanding Swingline Loans made by such Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans. SECTION 2.11 Interest. (a) Interest Rates. Subject to paragraph (b) of this Section, 45 #1292168v26

(i) Revolving Loans and Swingline Loans shall bear interest at the REVSOFR30 Rate plus a credit spread adjustment of 0.10% plus the Applicable Margin; and (ii) The Initial Term Loans shall bear interest at the REVSOFR30 Rate plus a credit spread adjustment of 0.10% per annum plus the Applicable Margin. (b) Default Interest. If any amount payable by the Borrowers under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate. (c) Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. (d) Interest Computation. Interest computed by reference to the REVSOFR30 Rate hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable REVSOFR30 Rate or Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (e) REVSOFR30 Rate Conforming Changes. In connection with the use or administration of the REVSOFR30 Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of the REVSOFR30 Rate. (f) Interest Rates; Benchmark Notifications. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.19 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative 46 #1292168v26 or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. (g) Break-Funding. In the event of (a) the payment of any principal of any SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the Interest Payment Date therefor (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any SOFR Loan other than on the Interest Payment Date therefor as a result of a request by the Borrower pursuant to Section 2.21, then, in any such event, the Borrowers shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. SECTION 2.12 Fees. (a) Commitment Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the "Commitment Fee") on the average daily unused amount of the Revolving Commitment of such Revolving Lender, which shall accrue at a rate per annum equal to the Applicable Margin during the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date. Accrued Commitment Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the date hereof, and on the Revolving Commitment Termination Date. For purposes of computing Commitment Fees, the Revolving Commitment of any Revolving Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in L/C Obligations (but not to the extent of such Revolving Lender’s participations in outstanding Swingline Loans). 47 #1292168v26

(b) L/C Fees. The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a Letter of Credit fee with respect to its participations in each outstanding Letter of Credit (the "L/C Fee") on the daily maximum amount then available to be drawn under such Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin during the period from and including the Closing Date to but excluding the later of the Revolving Commitment Termination Date and the date on which such Lender ceases to have any L/C Obligations. Accrued L/C Fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date; provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand. (c) L/C Fronting Fees. The Borrowers agree to pay to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank at a rate per annum equal to the percentage separately agreed upon between the Borrowers and such Issuing Bank on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Closing Date to but excluding the later of the Revolving Commitment Termination Date and the date on which such Issuing Bank ceases to have any L/C Obligations. Accrued fronting fees shall be payable in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date; provided that any such fees accruing after the Revolving Commitment Termination Date shall be payable on demand. In addition, the Borrowers agree to pay to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect, which fees, costs and charges shall be payable to such Issuing Bank within three Business Days after its demand therefor and are nonrefundable. (d) Administrative Agent Fees. The Borrowers agree to pay to the Administrative Agent for its own account the fees payable in the amounts and at the times agreed pursuant to the Fee Letter. (e) Fee Computation. All fees payable under this Section shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error. SECTION 2.13 Evidence of Debt. (a) Maintenance of Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrowers to such Lender resulting from each Borrowing made by such Lender. The Administrative Agent shall maintain the Register in accordance with Section 9.04(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrowers under this Agreement and the other Loan Documents. In the event of any conflict between the records maintained by any 48 #1292168v26

Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error. (b) Promissory Notes. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall prepare, execute and deliver to such Lender a promissory note of the Borrowers payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and a form approved by the Administrative Agent, which shall evidence such Lender’s Loans of a particular Class in addition to such records. SECTION 2.14 Payments Generally; Several Obligations of Lenders. (a) Payments by Borrowers. All payments to be made by the Borrowers hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in immediately available funds not later than 12:00 noon (Tulsa, Oklahoma time) on the date specified herein. All amounts received by the Administrative Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative Agent will promptly distribute to each applicable Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein). If any payment to be made by the Borrowers shall fall due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such next succeeding Business Day would fall after the Revolving Commitment Termination Date, payment shall be made on the immediately preceding Business Day. Except as otherwise expressly provided herein, all payments hereunder or under any other Loan Document shall be made in Dollars. (b) Application of Insufficient Payments. Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or unreimbursed L/C Disbursements, as applicable, then due to such parties. (c) Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the applicable Lenders or the Issuing Banks, as the case may be, hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the applicable Lenders or the Issuing Banks, as the case 49 #1292168v26 may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. (d) Deductions by Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06, 2.15 or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the applicable Swingline Lender or the applicable Issuing Bank, as applicable, to satisfy such Lender’s obligations to the Administrative Agent, such Swingline Lender and such Issuing Bank, as applicable, until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion. (e) Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans, as applicable, and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan or, as applicable, to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its applicable Loan, to purchase its participations, as applicable, or to make its payment under Section 9.03(c). SECTION 2.15 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans or participations in L/C Disbursements or Swingline Loans or other obligations hereunder, as applicable, resulting in such Lender receiving payment of a proportion of the aggregate amount of its Revolving Loans or Term Loans or participations in L/C Disbursements or Swingline Loans and accrued interest thereon or other such obligations, as applicable, greater than its Applicable Percentage thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and Term Loans and participations in L/C Disbursements and Swingline Loans and such other obligations of the other Lenders under the Revolving Facility, as applicable, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Term Loans and participations in L/C Disbursements or Swingline Loans and other amounts owing them, as applicable; provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and 50 #1292168v26

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.22, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrowers (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation. SECTION 2.16 Concerning Joint and Several Liability of the Borrowers. (a) Acceptance of Joint and Several Liability. Each of the Borrowers hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the obligations of all of them. The Borrowers acknowledge that their acceptance of joint and several liability has allowed each of them to obtain more favorable credit terms. (b) Default by a Borrower. If and to the extent that a Borrower shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation. (c) Other Waivers; Reinstatement. The provisions of this Section 2.16 are made for the benefit of the Administrative Agent and the Lenders and their successors and assigns, and may be enforced by any such Person from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.16 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the 51 #1292168v26 provisions of this Section 2.16 will be reinstated and will remain in effect as though such payment had not been made. (d) Savings Clause. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or any Swap Contract, Letter of Credit or Treasury Management Agreement, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable Debtor Relief Law. SECTION 2.17 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrowers will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters 52 #1292168v26 of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). SECTION 2.18 Taxes. (a) Defined Terms. For purposes of this Section, the term "Lender" includes any Issuing Bank and the term "Applicable Law" includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. 53 #1292168v26

(d) Indemnification by Borrowers. The Borrowers shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would 54 #1292168v26 subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Borrower, (A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, or a "controlled foreign corporation" related to the Borrowers as described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, or other certification documents from each beneficial 55 #1292168v26 owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental 56 #1292168v26

Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the expiration or cancellation of all Letters of Credit and the repayment, satisfaction or discharge of all obligations under any Loan Document. SECTION 2.19 Alternate Rate of Interest; Illegality. (a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.19, if: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) at any time, that adequate and reasonable means do not exist for ascertaining the REVSOFR30 Rate (including because the Term SOFR Reference Rate for a one month period is not available or published on a current basis); or (ii) the Administrative Agent is advised by the Required Lenders that at any time, the REVSOFR30 Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing; then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark the Loans shall on the last day of calendar month (or the next succeeding Business Day if such day is not a Business Day), be automatically converted to, and shall constitute a Loan bearing interest at the Prime Rate. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, (and any Swap Contract shall be deemed not to be a "Loan Document" for purposes of this Section 2.19), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current 57 #1292168v26

Benchmark, then if a Benchmark Replacement is determined in accordance with the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Tulsa, Oklahoma time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (d) The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.19, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.19. (e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the REVSOFR30 Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of "interest period" (or similar concept) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "interest period" (or similar concept) for all Benchmark settings at or after such time to reinstate such previously removed tenor. 58 #1292168v26

(f) Upon the Borrowers' receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a REVSOFR30 Rate Borrowing, and, failing that, the Borrowers will be deemed to have converted (1) any request for a REVSOFR30 Rate Borrowing into a request for a Borrowing of Loans bearing interest at the Prime Rate. Furthermore, if any REVSOFR30 Rate Loan is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period applicable to such REVSOFR30 Rate Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.19, any REVSOFR30 Rate Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute a Loan bearing interest at the Prime Rate. SECTION 2.20 [Intentionally omitted]. SECTION 2.21 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending or Issuing Office. If any Lender or Issuing Bank requests compensation under Section 2.17, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 2.18, then such Lender or Issuing Bank shall (at the request of the Borrowers) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or issuing Letters of Credit or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.18, as the case may be, in the future, and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Issuing Bank. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders or Issuing Banks. If any Lender or Issuing Bank requests compensation under Section 2.17, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.18 and, in each case, such Lender or Issuing Bank has declined or is unable to designate a different lending or issuing office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at its sole expense and effort, upon notice to such Lender or Issuing Bank and the Administrative Agent, require such Lender or Issuing Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.17, Section 2.18 or Section 2.21) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04; 59 #1292168v26

(ii) such Lender or Issuing Bank shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements or Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Applicable Law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that (x) an assignment required pursuant to this Section 2.21(b) may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent, the assignee, and, if such assignment is in respect of the Revolving Facility, each Issuing Bank and the Swingline Lender and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.06. SECTION 2.22 Cash Collateral. (a) Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender under the Revolving Facility, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative 60 #1292168v26

Agent), the Borrowers shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (b) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender). (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.23 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. SECTION 2.23 Defaulting Lenders. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Lenders, Required Term Lenders and Section 9.02(b). 61 #1292168v26

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the applicable Lenders pro rata in accordance with the applicable Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender and each Issuing Bank irrevocably consents hereto. (iii) Commitment and L/C Fees. (A) No Revolving Lender shall be entitled to receive any Commitment Fee for any period during which that Revolving Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). 62 #1292168v26

(B) Each Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22. (C) With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Revolving Lender that is a Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Revolving Lenders that are Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.22. (b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swingline Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under the applicable Facilities or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders under the applicable Facilities in accordance with the applicable Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made 63 #1292168v26 retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) no Swingline Lender shall be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. SECTION 2.24 [Intentionally omitted.]. SECTION 2.25 [Intentionally omitted.]. SECTION 2.26 Incremental Commitments. (a) Request for Revolving Commitment Increase or an Incremental Term Loan Facility. TheFollowing the Fifth Amendment Effective Date, the Borrowers may, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders), request (i) the establishment of one or more new term loan commitments (each, an “Incremental Term Loan Commitment”) pursuant to an Incremental Term Loan Facility and (ii) an increase in the Revolving Commitments (each such increase, a "Revolving Commitment Increase" and, together with each Incremental Term Loan Commitment, each an “Incremental Commitment”), for an aggregate amount (for all such requests under clauses (i) or (ii)) not exceeding, following the Fifth Amendment Effective Date, $100,000,000; provided that (A) any such request for an Incremental Term Loan Facility or Revolving Commitment Increase shall be in a minimum amount of the lesser of (x) $10,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount available under this Section and (ii) the Borrowers shall make no more than a total of four (4) requests in the aggregate for an Incremental Term Loan Facility or Revolving Commitment Increase under this Section. (b) Incremental Lenders. An Incremental Commitment may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Term Loan Commitment, an "Incremental Term Loan Lender" and each such existing Lender or other Person that agrees to provide a Revolving Commitment Increase, a “Revolving Facility Increasing Lender” and, together with each Incremental Term Loan Lender, each an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent and, with respect to each Revolving Facility Increasing Lender, each Issuing Bank and each Swingline Lender. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to provide an Incremental Commitment pursuant to this Section and any election to do so shall be in the sole discretion of such Lender. (c) Terms of Incremental Commitments. The Administrative Agent and the Borrowers shall determine the effective date for an Incremental Term Loan Facility or Revolving 64 #1292168v26

Commitment Increase pursuant to this Section (an "Incremental Commitment Effective Date") and, if applicable, the final allocation of such Incremental Commitments among the Persons providing such Incremental Term Loan Facility or Revolving Commitment Increase; provided that such date shall be a Business Day at least ten Business Days after delivery of the request for such Incremental Term Loan Facility or Revolving Commitment Increase (unless otherwise approved by the Administrative Agent) and at least 30 days prior to the applicable Maturity Date then in effect. In order to effect such Incremental Term Loan Facility or Revolving Commitment Increase, the Borrowers, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Borrowers and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the applicable Incremental Commitment(s). Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section, each Incremental Term Loan Commitment shall be a Term Loan Commitment (and a separate facility hereunder) and each Revolving Commitment Increase shall be a Revolving Commitment (but not a separate facility hereunder) and, in each case, Schedule 2.01 shall be updated accordingly to reflect such Incremental Commitment, each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender and a Term Loan Lender or Revolving Lender, as applicable, and the Credit Extensions made by it on such Incremental Commitment Effective Date pursuant to this Section shall be Term Loans, Revolving Loans or Letters of Credit, as applicable, for all purposes of this Agreement. (d) Conditions to Effectiveness. Notwithstanding the foregoing, the Incremental Commitments shall not be effective with respect to any Incremental Lender unless: (i) no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to the Credit Extensions under such Incremental Term Loan Facility or the Revolving Commitment Increase to be made on the Incremental Commitment Effective Date; (ii) the representations and warranties contained in this Agreement are true and correct on and as of the Incremental Commitment Effective Date and after giving effect to such Incremental Commitment, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (iii) the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Commitments; and (iv) the Administrative Agent shall have received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith. As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this paragraph (d), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give 65 #1292168v26 prompt notice of the Incremental Commitments to the Borrowers and the Lenders (including each Incremental Lender). (e) Adjustments to Revolving Outstandings. On each Incremental Commitment Effective Date with respect to each Revolving Commitment Increase, (i) if there are Revolving Loans then outstanding, the Borrowers shall prepay such Revolving Loans (and pay any additional amounts required pursuant to Section 2.11(g) in connection therewith), and borrow Revolving Loans from the Revolving Facility Increasing Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Revolving Loans will be held ratably by the Revolving Lenders (including the Revolving Facility Increasing Lender(s)) in accordance with their respective Revolving Commitments after giving effect to the Revolving Commitment Increase and (ii) if there are Swingline Loans or Letters of Credit then outstanding, the participations of the Revolving Lenders in such Swingline Loans or Letters of Credit, as the case may be, will be automatically adjusted to reflect the Applicable Percentages of all the Revolving Lenders (including each Incremental Lender) after giving effect to the Revolving Commitment Increase. SECTION 2.27 Guaranty Agreement. At all times until the Obligations have been paid and satisfied in full, the Corporate Guarantor will at all times absolutely, unconditionally and irrevocably guarantee the prompt payment and performance of the Obligations as specified in the Corporate Guaranty Agreement. The guarantee by the Corporate Guarantor will be evidenced by the Corporate Guaranty Agreement, which will be executed and delivered by the Corporate Guarantor at the Closing. ARTICLE III REPRESENTATIONS AND WARRANTIES Each Borrower represents and warrants to the Administrative Agent and the Lenders that: SECTION 3.01 Existence, Qualification and Power. Such Borrower is (a) duly formed, validly existing and in good standing under the Laws of its respective state of organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its Properties and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of its Properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. SECTION 3.02 Authorization; No Contravention. The execution, delivery and performance by each Borrower of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and does not (a) contravene the terms of any of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which it is a party or affecting it or its Properties, or (ii) any order, 66 #1292168v26 injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its Properties are subject, or (c) violate any Law. SECTION 3.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, either Borrower of this Agreement or any other Loan Document other than those that have already been obtained (if any) and are in full force and effect. SECTION 3.04 Binding Effect. Each Loan Document has been duly executed and delivered by the Borrowers. Each Loan Document to which the Borrowers are a party constitutes a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, subject only to applicable Debtor Relief Laws. SECTION 3.05 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against either Borrower or against any of their Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be reasonably expected to have a Material Adverse Effect. SECTION 3.06 No Default. (a) Contractual Obligations. Neither Borrower is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect. (b) Absence of Defaults. No Default or Event of Default has occurred and is continuing. SECTION 3.07 Liens. The Properties of the Borrowers are not subject to any Liens, other than Permitted Liens. SECTION 3.08 Permits. The Borrowers have obtained and are maintaining in full force and effect all Permits required in connection with the ordinary conduct of their respective businesses and the ownership, operation and use of their respective Properties. SECTION 3.09 Environmental Compliance. Each Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its respective businesses, operations and Properties, and as a result thereof, each Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. SECTION 3.10 Insurance. The Borrowers' Properties are insured with financially sound and reputable insurance companies, or with a Borrower captive insurance Affiliate, in such amounts, after giving effect to any self-insurance compatible with the following standards, with 67 #1292168v26 such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers conduct business. SECTION 3.11 Taxes. Each Borrower has filed all Federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against either Borrower that would, if made, have a Material Adverse Effect. Neither Borrower is party to any tax sharing agreement. SECTION 3.12 ERISA. No Borrower maintains any employee pension or other Benefit Plan or trust for the benefit of its employees which is subject to Title IV of ERISA. No Borrower is an entity deemed to hold "plan assets" (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. "Plan Asset Regulations" means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. SECTION 3.13 Subsidiaries. Neither Borrower has any Subsidiaries. SECTION 3.14 Disclosure. Each Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters Known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of either Borrower to the Administrative Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. SECTION 3.15 Compliance with Laws. Each Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. SECTION 3.16 Investment Company Act. Neither Borrower nor any Person controlling a Borrower is required to be registered as an "investment company" under the Investment Company Act of 1940. SECTION 3.17 Solvency. Each Borrower is Solvent. 68 #1292168v26

SECTION 3.18 Commodity Exchange Act. Each Borrower is an "eligible contract participant" as that term is defined in the Commodity Exchange Act. SECTION 3.19 Anti-Corruption Laws; Sanctions. The Borrowers and their respective employees and agents are in compliance in all material respects with applicable Anti-Corruption Laws and Sanctions. Neither of the Borrowers nor any of their employees or agents who will act in any capacity in connection with or benefit from the credit facility established hereby is either (a) a Sanctioned Person or (b) located, organized or resident in a Sanctioned Country. None of the proceeds of the Revolving Loans or any other transaction contemplated by this Agreement or the other Loan Documents will violate applicable Anti-Corruption Laws or Sanctions. The Borrowers implement and maintain in effect policies and procedures designed to ensure compliance by them and their respective employees and agents with applicable Anti-Corruption Laws and Sanctions. SECTION 3.20 Survival of Representations. All representations and warranties made in this Agreement or in any other documents signed pursuant to this Agreement will survive the delivery of this Agreement until the Obligations are paid, satisfied and discharged in full, and any investigation at any time made by or on behalf of the Administrative Agent or any Lender shall not diminish its right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of each Borrower under or pursuant to this Agreement or any documents signed pursuant to this Agreement or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder. SECTION 3.21 Affected Financial Institutions. No Loan Party is an Affected Financial Institution. ARTICLE IV CONDITIONS SECTION 4.01 Closing Date. The obligation of each Lender (including each Swingline Lender and each Issuing Bank) to make Credit Extensions hereunder is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent, each Lender and each Issuing Bank): (a) Executed Counterparts. The Administrative Agent shall have received a counterpart of each Loan Document signed on behalf of each party thereto (or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to each Loan Document) that such party has signed a counterpart of each Loan Document). (b) Certificates. The Administrative Agent shall have received such customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Borrower and the Corporate Guarantor as the Administrative Agent may require evidencing the identity, authority and capacity of each 69 #1292168v26

Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents; (c) Corporate Documents. The Administrative Agent shall have received such other documents and certificates (including Organizational Documents and good standing certificates) as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Borrowers and the Corporate Guarantor. (d) Fees and Expenses. The Borrowers shall have paid all fees, costs and expenses (including legal fees and expenses) agreed in writing to be paid by it in connection herewith (including pursuant to the Fee Letter) to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrowers on or prior to the Closing Date). (e) KYC Information. (i) Upon the reasonable request of any Lender or Issuing Bank made at least ten days prior to the Closing Date, the Borrowers shall have provided to such Lender or Issuing Bank the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date. (ii) At least five days prior to the Closing Date, any Borrower that qualifies as a "legal entity customer" under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower. (f) Officer’s Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrowers, confirming satisfaction of the conditions set forth in this Section and compliance with the conditions set forth in clauses (b) and (c) of the first sentence of Section 4.02. (g) Evidence of Insurance Coverage. The Administrative Agent shall have received copies of insurance policies, binders or certificates of insurance, in form and substance satisfactory to the Administrative Agent, evidencing that the Borrowers have and are maintaining the minimum insurance coverages required by this Agreement and the other Loan Documents, together with all required endorsements of such policies (such policies shall name the Administrative Agent as an additional insured (in the case of liability insurance) or the loss payee (in the case of hazard insurance)). Such insurance policies, binders or certificates of insurance shall show the carrier, policy number, expiration date, type, amount and deductibles for each such insurance policy. (h) Permits. The Administrative Agent shall have received copies of all Permits held by the Borrowers as of the Closing Date. (i) Absence of Litigation. There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that could reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining 70 #1292168v26 order shall have been issued or a hearing therefor be pending or noticed with respect to the Borrowers concerning the Loan Documents or the transactions contemplated hereby or thereby. (j) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request. Without limiting the generality of Section 8.03(c), for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. The Administrative Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Credit Extensions under the Revolving Facility hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m. (Tulsa, Oklahoma time) on November 24, 2021. SECTION 4.02 Conditions to All Credit Extensions. The obligation of each Lender (including each Swingline Lender and each Issuing Bank) to make a Credit Extension (including its initial Credit Extension and any Credit Extension under an Incremental Term Loan Facility or pursuant to a Revolving Commitment Increase is additionally subject to the satisfaction of the following conditions: (a) the Administrative Agent and, if applicable, the applicable Swingline Lender or the applicable Issuing Bank shall have received a written Borrowing Request or request for L/C Credit Extension, as applicable, in accordance with the requirements hereof; (b) the representations and warranties of the Borrowers set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Credit Extension (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date); and (c) no Default shall have occurred and be continuing or would result from such Credit Extension or from the application of proceeds thereof. Each Borrowing Request or request for L/C Credit Extension, as applicable, by the Borrowers hereunder and each Credit Extension shall be deemed to constitute a representation and warranty by the Borrowers on and as of the date of the applicable Credit Extension as to the matters specified in clauses (b) and (c) above in this Section. 71 #1292168v26

ARTICLE V AFFIRMATIVE COVENANTS Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or been canceled (without any pending drawings), each Borrower covenants and agrees with the Administrative Agent, the Lenders and the Issuing Banks that each Loan Party shall: SECTION 5.01 Financial Statements. Deliver in form and detail satisfactory to the Administrative Agent: (a) Corporate Guarantor Financial Statements. (i) Within 120 days after the close of each fiscal year, a copy of the consolidated audited annual financial statements of the Corporate Guarantor, prepared in accordance with GAAP, and containing at least (i) a consolidated balance sheet as of the close of such fiscal year for the Corporate Guarantor, and (ii) the related statement of income for the twelve months then ended, and the notes thereto, and setting forth in comparative form the figures for the previous fiscal year and changes in financial position for such period, and accompanied by a report and opinion of an independent certified public accountant reasonably acceptable to the Administrative Agent which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall be unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Corporate Guarantor's independent certified public accountants) and not subject to any "going concern" or like qualification or exception and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Corporate Guarantor as at the end of such fiscal year and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. (ii) Within 45 days after each fiscal quarter end, a copy of the consolidated unaudited financial statements of the Corporate Guarantor, prepared in accordance with GAAP, duly certified by a Responsible Officer of the Corporate Guarantor, and containing at least (i) a balance sheet as of the close of such date for the Corporate Guarantor, and (ii) the related statement of income for the period then ended and changes in financial position for such period. (b) Compliance Certificates. Each delivery of the financial statements of the Borrowers required to be delivered under subsection (a) above shall be accompanied by a completed Borrower Compliance Certificate, substantially in the form of Exhibit A, signed by a Responsible Officer of the Borrowers and the Corporate Guarantor stating that such Responsible Officer has no Knowledge of the occurrence of a Default or an Event of Default and that, to the Knowledge of such officer, the Borrowers have 72 #1292168v26 complied with the terms of the Loan Documents in all material respects (or, in the event such Responsible Officer has Knowledge of a Default or an Event of Default or that any of the terms of the Loan Documents have not been complied with in all material respects, the nature of such Default or Event of Default or non-compliance will be specified in such Compliance Certificate together with any steps being taken by the Borrowers to correct such Default or Event of Default or non-compliance) and demonstrating compliance with the financial covenant set forth in Article VI. (c) Other Requested Information. Promptly furnish such other information concerning the Borrowers' and the Corporate Guarantor's business, operations, financial condition or otherwise, as the Administrative Agent may from time to time reasonably request. SECTION 5.02 Required Notices. Promptly (and in any event, within two Business Days) notify the Administrative Agent of any of the following: (a) Default. The occurrence of any Default of which either Borrower has Knowledge. (b) Liens. The existence or asserted existence of any Lien on any of its Properties, excluding only Permitted Liens. (c) Casualty Losses. Any material loss, damage or destruction to a Loan Party's Properties. (d) Breach of Contractual Obligations. Any breach or non-performance of, or any default under, any Contractual Obligation of a Loan Party where the same would be reasonably anticipated to have a Material Adverse Effect. (e) Disputes with Governmental Authorities. Any dispute, litigation, investigation Known to a Borrower, proceeding or suspension between a Loan Party and any Governmental Authority, where the same would be reasonably likely to have a Material Adverse Effect. (f) Permits. Any new Permit held by a Loan Party, any change, renewal, modification, supplement or amendment to any Permit held by a B Loan Party, or any proceeding to revoke, suspend, withdraw or adversely affect any Permit required to be maintained hereby and of any violation thereof or of any operation or activity which violates or is not allowed by any such Permit where the same would be reasonably likely to have a Material Adverse Effect. (g) Litigation. The commencement of, or any material adverse development in, any litigation or proceeding affecting a Loan Party, including pursuant to any applicable Environmental Laws, where the amount sued for or the value of the Property involved is in excess of $500,000, or which, if adversely decided, could reasonably be expected to have a Material Adverse Effect. 73 #1292168v26

(h) Other Material Developments. Any other event, occurrence or circumstance, including a change in Law, that has resulted or could reasonably be expected to result in a Material Adverse Effect. (i) Change in Accounting Practices. Any material change in accounting policies or financial reporting practices of a Loan Party, including a change in its fiscal year. (j) Change in Fiscal Year. If any Loan Party changes its fiscal year. Each notice pursuant to this Section 5.02 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 5.02(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. SECTION 5.03 Books and Records. Maintain adequate and accurate books and records of account in accordance with GAAP in which full, true and correct entries shall be made of all financial transactions and matters involving its Properties and business (such books and records also to be maintained in conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party). SECTION 5.04 Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Properties, (c) all trade payables, as and when due and payable in accordance with their stated terms, except if non-payment of same is (i) less than $50,000.00 in the aggregate, (ii) otherwise in the ordinary course of such Loan Party’s business, or (iii) due to a good faith dispute between such Loan Party and vendor and would not result in a Material Adverse Effect; and (d) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness. SECTION 5.05 Preservation of Existence. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of its respective state of organization. SECTION 5.06 Permits. Maintain in effect all Permits which are (i) material to its business, Properties, operations or condition, financial or otherwise, and/or (ii) necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. SECTION 5.07 Maintenance of Properties. Keep its Property in good working order and condition, ordinary wear and tear excepted. 74 #1292168v26

SECTION 5.08 Maintenance of Insurance. (a) Required Insurance. Maintain in full force and effect (i) casualty insurance on all real and personal property included in the Borrowers' real property on an all-risks basis (including the perils of flood, fire and quake) covering the value of all such Property, (ii) insurance coverage for public liability insurance in amounts and with deductibles acceptable to the Administrative Agent, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Administrative Agent may reasonably request. All such insurance shall be provided by financially sound and reputable insurance companies not Affiliates of the Borrowers and having a minimum A.M. Best rating of A, size category VII. On or prior to the Closing Date, and at all times thereafter, the Borrowers will cause the Administrative Agent to be named as an additional insured, assignee and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 5.08(a) pursuant to endorsements in form and content acceptable to the Administrative Agent. The Borrowers will deliver to the Administrative Agent (i) on or before the Closing Date, a certificate from the Borrowers' insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of the Administrative Agent from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iv) immediately, notice of any cancellation or nonrenewal of coverage by a Borrower. In the event the Borrowers fail to provide the Administrative Agent with evidence of the insurance coverage required by this Agreement, the Administrative Agent may purchase insurance at the Borrowers' expense. The coverage purchased by the Administrative Agent may, but need not, protect the Borrowers' interests. The Borrowers may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that Borrowers have obtained insurance as required by this Agreement. If Administrative Agent purchases insurance for the Borrowers, to the fullest extent provided by law, the Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by the Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The Borrowers acknowledge that the costs of insurance purchased by the Administrative Agent may be more than the cost of insurance that the Borrowers would be able to obtain on their own. (b) Compliance With Insurance Conditions. Not bring or keep any article on its owned or leased real property, or cause or Knowingly allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause 75 #1292168v26 the invalidation of any insurance required by Section 5.08(a) or would otherwise be prohibited by the terms thereof. All written communications, documents, certificates of insurance or other material relating to insurance sent to the Administrative Agent shall be delivered to the following address, with a copy thereof also delivered to the Administrative Agent pursuant to the notice provisions contained in Section 9.01: BOKF, NA Attn: Credit Services – Insurance Monitoring P.O. Box 271 Tulsa, OK 74101 SECTION 5.09 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. SECTION 5.10 Satisfaction of Contractual Obligations. Comply in all respects with the terms of, and maintain in full force and effect, and all Loan Party contracts and agreements which are material to its operations of its Properties as intended and satisfy all of its Contractual Obligations, except for such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. SECTION 5.11 Further Assurances. Promptly cure any defects or omissions in the execution and delivery of, or the compliance with this Agreement or any other Loan Documents, or the conditions described herein, including the execution and delivery of additional documents reasonably requested by the Administrative Agent. SECTION 5.12 Performance of Obligations. Pay and perform every act and discharge all of the Obligations provided to be paid, performed and discharged under this Agreement and all other Loan Documents to which they are parties at the time or times and in the manner therein specified. SECTION 5.13 Sanctions; Anti-Corruption Laws. The Loan Parties will maintain in effect policies and procedures designed to promote compliance by the Loan Parties and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws. SECTION 5.14 Future Subsidiaries. If a Loan Party forms any Subsidiary or acquires any Equity Interests in any Subsidiary, the Loan Parties shall cause such Subsidiary to join in this Agreement as a joint and several co-Borrower within ten (10) Business Days follow such formation or acquisition, such joinder to be in the form attached hereto as Exhibit F. The Loan Parties shall also promptly deliver such other closing certificates, promissory notes, 76 #1292168v26 organizational documents, authorizing resolutions and other due diligence materials reasonably requested by the Administrative Agent relating to such new Subsidiary. SECTION 5.15 Use of Proceeds. The Borrowers will, and will cause each of its Subsidiaries to, use the proceeds of (a) the Revolving Loans and Swingline Loans, and use the Letters of Credit issued hereunder for general corporate purposes of the Borrowers and their Subsidiaries not in contravention of any Law or of any Loan Document; and (b) the Initial Term Loans as follows: (i) $60,000,000 of the proceeds of the Initial Term Loans will be used to finance the purchase by AAON, INC., an Oklahoma corporation and a Borrower, of the real property located at 5106 Tradeport Drive, Memphis, Tennessee 38141; and (ii) $20,000,000 of the proceeds of the Initial Term Loans will be used to finance the purchase of machinery and equipment, and not in contravention of any Law or of any Loan Document. ARTICLE VI NEGATIVE COVENANTS Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or been canceled (without any pending drawings), each Loan Party covenants and agrees with the Administrative Agent, the Lenders and the Issuing Banks that it shall not: SECTION 6.01 Permitted Liens. Create, incur, assume or suffer to exist any Lien on any of its Properties or revenues, whether now owned or hereafter acquired, other than the following: (a) Liens in favor of the Administrative Agent pursuant to any Loan Document; (b) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established; (d) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar benefits; 77 #1292168v26

(e) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, restrictions and other similar encumbrances affecting owned or leased real property which do not in any case materially interfere with the ownership or use of the owned or leased real property or materially impair the value thereof; (g) Liens securing Indebtedness permitted under Section 6.02(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within ninety (90) days after the acquisition thereof; (h) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions, and Liens of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection; and (i) the Lien on specific equipment financed with the Indebtedness described in Section 6.02(h) below SECTION 6.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents and other Obligations, including, without limitation, all liabilities, obligations and indebtedness of the Borrowers to the Administrative Agent and the Lenders or any of their Affiliates in respect of any Treasury Management Agreement; (b) trade accounts payable incurred in the ordinary course of business of which not more than $50,000 are past due or in default, except if any past due payables are otherwise in the ordinary course of such Loan Party’s business or are due to a good faith dispute between such Loan Party and vendor and would not result in a Material Adverse Effect; (c) Indebtedness arising after the Closing Date to pay annual insurance premiums on a deferred basis; (d) Swap Obligations of a Loan Party existing or arising under any Swap Contract permitted under this Agreement; (e) Capitalized Lease Obligations and purchase money Indebtedness (including the existing Capitalized Lease Obligations and other purchase money Indebtedness identified in Schedule 6.026.01), whether now existing or hereafter incurred by a Loan Party to finance the purchase of fixed assets, renewals, refinancings and extensions thereof, provided that (i) the combined total for the Loan Parties shall not 78 #1292168v26 exceed (x) a principal amount of $6,000,000 at any one time outstanding or (y) a principal amount incurred in any given calendar year of $2,000,00010,000,000; (ii) such Indebtedness when incurred shall not exceed the purchase price of the Property(ies) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; (f) Capitalized Lease Obligations and operating lease obligations incurred after the Closing Date, provided that such lease obligations do not obligate the Loan Parties to make lease payments thereunder in any fiscal year of more than $50,000 in the aggregate[reserved]; (g) unsecured Funded Indebtedness incurred after the Closing Date in an aggregate principal amount not to exceed (x) $300,000 for the Loan Parties at any one time outstanding or (y) $100,000$25,000,000 of principal incurred in any given calendar year; and (a) Funded Indebtedness incurred by any Loan Party in an aggregate maximum principal amount of $75,000,000 pursuant to a New Markets Tax Credit allocation under Section 45D of the Internal Revenue Code to (i) fund an expansion of its manufacturing and warehousing operations in Longview, Texas and/or (ii) fund or Guarantee any other transaction affecting any other Property now owned or hereafter acquired by any Borrower pursuant to a New Markets Tax Credit allocation under Section 45D of the Internal Revenue Code in accordance with any Borrower’s or Corporate Guarantor’s ordinary business practice. SECTION 6.03 Investments. Make any Investments, except: (a) Investments held by the Loan Parties in the form of cash or Cash Equivalents; (b) Investments existing as of the Closing Date and set forth in Schedule 6.036.02; (c) Investments in the form of loans to Affiliates to the extent permitted by Section 6.07; and (d) The acquisition by the Corporate Guarantor of BASX Solutions; and (e) Permitted Acquisitions. SECTION 6.04 Fundamental Changes. Do or allow any of the following: (a) merge or consolidate with or into another Person (or enter into any merger or consolidation agreement or plan); (b) Transfer all or substantially all of its Properties, to any other Person (whether in a single transaction or in a series of related transactions); 79 #1292168v26

(c) discontinue its business or any material line of business, or make any material change in the nature of or manner in which it conducts its business; (d) become a partner, member or joint venturer in or equity owner of any partnership, limited liability company, joint venture or other business entity, other than as permitted under Section 6.03; (e) liquidate, wind-up or dissolve (or take or permit any action to liquidate, wind-up or dissolve); or (f) without providing 10 days' prior written notice to the Administrative Agent, change its name, state of formation or form of organization. SECTION 6.05 Transfers. Transfer, whether pursuant to a single transaction or a series of transactions, any of its Properties, having a value at the time of such Transfer (or proposed Transfer) exceeding 10% of its total assets. SECTION 6.06 Distributions. Declare or make, directly or indirectly, any Distribution, or incur any obligation (contingent or otherwise) to do so, except that the Loan Parties may declare and make Distributions as long as no Default or Event of Default has occurred and is continuing and if the making of such Distribution will not cause any Default or Event of Default hereunder, including a breach of the financial covenant set forth in Section 6.12 (tested on a pro forma basis as immediately before and after giving effect to any such Distribution). SECTION 6.07 Transactions with Affiliates and Insiders. Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of the Loan Parties other than (a) normal and reasonable compensation and reimbursement of expenses of officers and directors, (b) advances to officers, directors and employees of the Loan Parties in an aggregate amount not to exceed $10,000 at any time outstanding, for ordinary business purposes, and (c) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of the Loan Party's business on terms and conditions substantially as favorable to the Loan Parties as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate. SECTION 6.08 Changes to Method of Accounting. Change its fiscal year or make any material change in its method of accounting for purposes of the reporting requirements of this Agreement, except as may be mandated by GAAP. SECTION 6.09 Modification of Documents and Agreements. Participate in, enter into, suffer or permit any amendment, modification, restatement, cancellation or termination of its Organizational Documents in a manner adverse to the Lenders. SECTION 6.10 Creation of Plans Under ERISA. Establish or become obligated to make contributions with respect to any Benefit Plan or employee welfare plan for the benefit of its employees which is subject to Title IV of ERISA. SECTION 6.11 Sanctions; Anti-Corruption; Use of Proceeds. Directly or indirectly, use the proceeds of the Loans or use the Letters of Credit, or lend, contribute or 80 #1292168v26 otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise). None of the proceeds of the Loans shall be used, directly or indirectly, (i) to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. SECTION 6.12 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio, calculated as of each Quarterly Calculation Date beginning December 31, 2021, to be more than 3.00 to one (3.00:1). ARTICLE VII EVENTS OF DEFAULT SECTION 7.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur: (a) Non-Payment. If the Borrowers shall fail to pay (i) when and as required to be paid herein, any amount of principal or interest on any Loan, or (ii) within three days after the same becomes due, any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document, and such failure to pay under this clause (iii) shall not be cured within ten (10) days after written notice to Borrowers; or (b) Breach of Covenants. If a Borrower fails to perform or observe any term, covenant or agreement contained in Article V (other than Section 5.02, Section 5.05 and Section 5.15) and such failure continues unremedied for more than 30 days, or if a Borrower fails to perform or observe any term, covenant or agreement contained in Section 5.02, Section 5.05, Section 5.15 or Article VI; or (c) Other Defaults. If a Borrower or the Corporate Guarantor fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for more than 30 days; or (d) Representations and Warranties. If any representation, warranty, certification or statement of fact made or deemed made by or on behalf of a Borrower or the Corporate Guarantor herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or 81 #1292168v26

(e) Cross-Default. If (i) a Borrower or the Corporate Guarantor (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an "Early Termination Date" (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Borrower or the Corporate Guarantor is the "Defaulting Party" (as defined in such Swap Contract) or (B) any "Termination Event" (as so defined) under such Swap Contract as to which a Borrower or the Corporate Guarantor is an "Affected Party" (as so defined) and, in either event, the Swap Termination Value owed by a Borrower or the Corporate Guarantor as a result thereof is greater than $250,000; or (f) Insolvency Proceedings, Etc. If a Borrower or the Corporate Guarantor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for more than 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for more than 60 calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. If (i) a Borrower or the Corporate Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of a Borrower or the Corporate Guarantor and is not released, vacated or fully bonded within 30 days after its issue or levy; or (h) Judgments. If there is entered against a Borrower or the Corporate Guarantor (i) one or more final judgments for the payment of money in an amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) either (A) not paid or satisfied within ten (10) calendar days or (B) if paid within ten (10) calendar days, after giving effect to such payment, would cause the Borrowers to violate any of Section 6.12 (calculated by the Administrative Agent based on the figures set forth in the most recently delivered Borrower Compliance Certificate), or (ii) any one 82 #1292168v26

or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) Invalidity of Loan Documents. If any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Person contests in any manner the validity or enforceability of any Loan Document; or a Borrower or the Corporate Guarantor denies that it has any or further liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any Loan Document; or (j) Change of Control. If a Change of Control occurs. For purposes of this Section 7.010), "Change of Control" means the occurrence of either of the following events: (i) any Person (or syndicate or group of Persons which is deemed a "person" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), acquires more than 3 5% of the common stock of the Corporate Guarantor, or (ii) during any period of twelve successive months a majority of the Persons who were directors of the Corporate Guarantor at the beginning of such period or who were appointed, elected or nominated by a majority of such directors, cease to be directors of the Corporate Guarantor, unless such cessation results from death or permanent disability or relates to a voluntary reduction by the Corporate Guarantor of the number of directors that comprise the board of directors of the Corporate Guarantor; or (k) Letter of Credit Reimbursement Default. If the Borrowers fail to timely make any reimbursement required by Section 2.05(f) of this Agreement; then, and in every such event (other than an event with respect to the Borrowers or Corporate Guarantor described in clause (f) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) require that the Borrowers Cash Collateralize the L/C Obligations as provided in Section 2.22(a); and 83 #1292168v26

(iv) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and Applicable Law; provided that, in case of any event with respect to the Borrowers or Corporate Guarantor described in clause (f) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as provided in clause (iii) above shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. (j) Change of Control. If a Change of Control occurs. For purposes of this Section 7.010), "Change of Control" means the occurrence of either of the following events: (i) any Person (or syndicate or group of Persons which is deemed a "person" for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), acquires more than 3 5% of the common stock of the Corporate Guarantor, or (ii) during any period of twelve successive months a majority of the Persons who were directors of the Corporate Guarantor at the beginning of such period or who were appointed, elected or nominated by a majority of such directors, cease to be directors of the Corporate Guarantor, unless such cessation results from death or permanent disability or relates to a voluntary reduction by the Corporate Guarantor of the number of directors that comprise the board of directors of the Corporate Guarantor. (k) Letter of Credit Reimbursement Default. If the Borrowers fail to timely make any reimbursement required by Section 2.05(f) of this Agreement.. SECTION 7.02 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrowers or the Required Lenders, all payments received on account of the Obligations shall, subject to Sections 2.22 and 2.23, shall be applied by the Administrative Agent as follows: (i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 9.03 and amounts payable under the Fee Letter) payable to the Administrative Agent in its capacity as such; (ii) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, reimbursement obligations in respect of L/C Disbursements, interest and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them; (iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and 84 #1292168v26 unreimbursed L/C Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them; (iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed L/C Disbursements, (B) to obligations of any Borrower under Specified Swap Contracts, (C) all liabilities, obligations and indebtedness of the Borrowers to the Administrative Agent and the Lenders or any of their Affiliates in respect of any Treasury Management Agreement and (CD) to Cash Collateralize that portion of L/C Obligations comprising the undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Section 2.05 or 2.22, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (CD) above shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Banks to Cash Collateralize such L/C Obligations, (y) subject to Section 2.05(c) or 2.22, amounts used to Cash Collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of Cash Collateral shall be distributed in accordance with this clause (iv); (v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders and the Issuing Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and (vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, any amounts received from any Borrower or Corporate Guarantor that is not a Qualified ECP Guarantor shall not be applied to Excluded Swap Obligations. ARTICLE VIII AGENCY SECTION 8.01 Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints BOKF, NA dba Bank of Oklahoma to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as otherwise provided in Section 8.06(b), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrowers shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any 85 #1292168v26 other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. SECTION 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrowers or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. SECTION 8.03 Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01, 8.01 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a 86 #1292168v26 court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers, a Lender or an Issuing Bank. (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. SECTION 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, amendment, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. SECTION 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 87 #1292168v26

SECTION 8.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers (unless a Default or Event of Default then exists), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent. SECTION 8.07 Non-Reliance on Agents and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the 88 #1292168v26

Administrative Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities. SECTION 8.08 No Other Duties. Anything herein to the contrary notwithstanding, none of titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder. SECTION 8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to a Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and 89 #1292168v26

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03. SECTION 8.10 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true: (i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iii) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement. 90 #1292168v26

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). ARTICLE IX MISCELLANEOUS SECTION 9.01 Notices; Public Information. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows: (i) if to the Borrowers, to it at 2425 S. Yukon Ave., Tulsa, OK 74107, Attention of Rebecca Thompson; Telephone No. (918) 382-6216; Email: Rebecca.thompson@aaon.com; (ii) if to the Administrative Agent, to BOKF, NA at One Williams Center, 8th Floor, Tulsa, OK 74172, Attention of Timberly Harding; Telephone No. (918) 588-6531; Email: tharding@bokf.com; with copy to BOKF, NA at 1500 Midwest Blvd, Branch 807, Midwest City, OK 73110, Attention of Complex Commercial; Telephone No. (405) 736-8941; (iii) if to BOKF, NA in its capacity as Issuing Bank, to it at One Williams Center – Plaza, Tulsa, OK 74172, Attention of Trade Finance, and if to any other Issuing Bank, to it at the address provided in writing to the Administrative Agent and the Borrowers at the time of its appointment as an Issuing Bank hereunder; and (iv) if to a Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the 91 #1292168v26 recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Electronic Communications. Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Borrowers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System. Any Electronic System used by the Administrative Agent is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrowers or any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System. "Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrowers pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any other Lender by means of electronic communications pursuant to this Section, including through an Electronic System. "Electronic System" means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system. (c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. (d) Public Information. Each Borrower hereby acknowledges that certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the materials and information provided by or on behalf of the Borrowers hereunder and under the other Loan Documents (collectively, "Borrower Materials") that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC," which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (ii) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the AgentsAgent Parties, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of U.S. federal and state securities Laws (provided, however, that to the extent that such Borrower Materials constitute Information, they shall be 92 #1292168v26 subject to Section 9.12); (iii) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Side Information;" and (iv) the AgentsAgent Parties shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Side Information". Each Public Lender will designate one or more representatives that shall be permitted to receive information that is not designated as being available for Public Lenders. SECTION 9.02 Waivers; Amendments. (a) No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or the Corporate Guarantor shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Sections 7.01 and 8.01 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) each Issuing Bank or each Swingline Lender from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or a Swingline Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender or Issuing Bank from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.15) or (iv) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrowers or the Corporate Guarantor under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Sections 7.01 and 8.01 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders. (b) Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing executed by the Borrowers and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrowers and the Administrative Agent with the consent of the 93 #1292168v26

Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall: (i) extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender); (ii) reduce the principal of, or rate of interest specified herein on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of "Default Rate" or to waive the obligation of the Borrowers to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder); (iii) postpone any date scheduled for any payment of principal of, or interest on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby; (iv) change Section 2.07, Section 2.08(c), Section 2.14(b) or Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby or change Section 7.02, in each case, without the written consent of each Lender directly and adversely affected thereby; (v) waive any condition set forth in Section 4.01 or release the Corporate Guarantor from the Corporate Guaranty Agreement without the written consent of each Lender; (vi) change Section 2.05(d) in a manner that would permit the expiration date of any Letter of Credit to occur after the Revolving Commitment Termination Date without the consent of each Revolving Lender; (vii) change any provision of this Section or the percentage in the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (but any change to the definition of “Required Revolving Lenders” shall only require the written consent of each Lender with a Revolving Credit Exposure or Revolving Commitment at such time and any change to the definition of “Required Term Loan Lenders” shall only require the written consent of each Lender with a Term Loan Commitment or an outstanding Term Loan at such time); 94 #1292168v26

(viii) waive or otherwise modify any term or provision that directly affects the rights or duties of the Lenders under the Revolving Facility and does not directly affect the rights or duties of the Lenders under any Term Loan Facility, in each case, without the written consent of the Required Revolving Lenders; or (ix) amend, waive or otherwise modify any term or provision that directly affects the rights or duties of the Lenders under any Term Loan Facility and does not directly affect the rights or duties of the Lenders under any other Term Loan Facility or the Revolving Facility, in each case, without the written consent of the Required Term Loan Lenders.; or (x) without the written consent of each Lender, subordinate the Obligations in right of payment to any other Indebtedness; provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, (B) any Issuing Bank, unless in writing executed by such Issuing Bank and (C) any Swingline Lender, unless in writing executed by such Swingline Lender, in each case in addition to the Borrowers and the Lenders required above. Notwithstanding anything herein to the contrary, (i) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms directly affects the rights or duties of the Lenders of a particular Class (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite number of percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at such time and (ii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender. In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the 95 #1292168v26

Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof. SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the Revolving Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. (b) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers, or any Environmental Liability related in any way to the Borrowers, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a 96 #1292168v26 court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by a Borrower against an Indemnitee for breach in bad faith of such Indemnitee's financial obligations hereunder or under any other Loan Document, if a Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of a Borrower and that is brought by an Indemnitee against another Indemnitee (other than against the arranger or the Administrative Agent in their capacities as such). Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that a Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, any Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank, such Swingline Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Bank or Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank or any such Swingline Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(e). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, neither Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section shall be payable promptly/not later than five (5) days after demand therefor. 97 #1292168v26

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder. SECTION 9.04 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lenders and the Issuing Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its applicable Commitment and the applicable Loans at the time owing to it); provided that (in each case with respect to the Revolving Facility) any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment or the applicable Loans at the time owing to it (in each case with respect to the Revolving Facility) or contemporaneous assignments to or by related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in paragraph (b)(i)(A) of this Section, (i) the assignee must be a bank or other financial institution that has total assets of $1,000,000,000 or more and is in the business of extending and buying participations in loans under credit facilities substantially similar to those extended under this Agreement and (ii) the aggregate amount of the applicable Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the applicable Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade 98 #1292168v26

Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Loan or the applicable Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof and provided, further, that the Borrowers' consent shall not be required during the primary syndication of the Revolving Facility; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for (x) assignments in respect of the Revolving Facility to a Person that is not a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund (with respect to a Revolving Lender) or (y) assignments in respect of the Term Loan Facility to a Person that is not a Term Loan Lender, an Affiliate of a Term Loan Lender or an Approved Fund (with respect to a Term Loan Lender); and (C) the consent of each Issuing Bank and Swingline Lender shall be required for assignments in respect of the Revolving Facility. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,000; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrowers or any of a Borrower’s Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof. 99 #1292168v26

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person). (vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the Applicable Percentage of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Applicable Percentage of all Loans and participations in Letters of Credit and Swingline Loans, as applicable, in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.17, 2.18 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Tulsa, Oklahoma a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the applicable Commitments of, and principal amounts (and stated interest) of the applicable Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent 100 #1292168v26 manifest error, and the Borrowers, the Administrative Agent and the applicable Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or the Borrowers or any of a Borrower’s Affiliates) (each, a "Participant") in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its applicable Commitment or the applicable Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(b) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(g) (it being understood that the documentation required under Section 2.18(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers' request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.21(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any 101 #1292168v26

Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.16, 2.17, 9.03, 9.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. 102 #1292168v26

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf., tif. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. "Electronic Signature" means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Upon the request of the Administrative Agent or any Lender, each party to this Agreement agrees to promptly provide a "wet" original signature to this Agreement to the Administrative Agent. SECTION 9.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Bank or any Swingline Lender, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited. SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its 103 #1292168v26 other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. SECTION 9.09 Governing Law; Jurisdiction; Etc. (a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Oklahoma. (b) Jurisdiction. The Borrowers irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the state and federal courts of the State of Oklahoma sitting in Tulsa County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Oklahoma State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against a Borrower or its properties in the courts of any jurisdiction. (c) Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will 104 #1292168v26 affect the right of any party hereto to serve process in any other manner permitted by Applicable Law. SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 9.12 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating a Borrower or the Corporate Guarantor or the Revolving Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Facility; (h) with the consent of the Borrowers; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers who did not acquire such information as a result of a breach of this Section. In addition, the Administrative Agent, the 105 #1292168v26

Lenders and the Issuing Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, "Information" means all information received from the Borrowers or the Corporate Guarantor or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. SECTION 9.13 PATRIOT Act. Each Lender and each Issuing Bank subject to the PATRIOT Act hereby notifies the Borrowers that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or Issuing Bank to identify the Borrowers in accordance with the PATRIOT Act. SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, "charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrowers so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate. SECTION 9.15 Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief 106 #1292168v26

Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrowers, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender has advised or is advising the Borrowers on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders are arm’s-length commercial transactions between a Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders, on the other hand, (iii) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Borrower or any of its Affiliates, or any other Person; (ii) none of the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and none of the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against any of the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. SECTION 9.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the 107 #1292168v26 applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. SECTION 9.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the 108 #1292168v26

Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. (b) As used in this Section 9.18, the following terms have the following meanings: "BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. "Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b) (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. "QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). SECTION 9.19 Erroneous Payments. (a) If the Administrative Agent notifies a Lender, or any Person who has received funds on behalf of a Lender, such Lender (any such Lender or other recipient, a "Payment Recipient") that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation 109 #1292168v26

110 #1292168v26 (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.19. (i) (c) Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under this Agreement, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the "Erroneous Payment Deficiency Assignment") at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, or any Person who has received funds on behalf of a Lender, such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loans (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under this Agreement with respect to each Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights"). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrowers, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 9.19 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under this Agreement. 111 #1292168v26

SECTION 9.20 Existing Loan Agreement. This Agreement amends and restates the Existing Loan Agreement in its entirety, provided that obligations of the Borrowers incurred under the Existing Loan Agreement, excluding the commitments of the Administrative Agent thereunder, which shall terminate as of the Closing Date of this Agreement, shall continue under this Agreement, and shall not in any circumstances be terminated, extinguished or discharged hereby (except pursuant to the terms of this Agreement) or thereby but shall hereafter be governed by the terms of this Agreement, and this Agreement shall not constitute a substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder. SECTION 9.21 Release. In consideration of the amendments contained herein, each Borrower hereby waives and releases the Administrative Agent and its directors, officers, employees and agents, from any and all known claims and defenses arising prior to the date hereof with respect to the Existing Loan Agreement and the transactions contemplated thereby. SECTION 9.22 Regarding Swap Agreements. Each Borrower hereby represents and warrants to the Lenders and the Administrative Agent and covenant that (a) the rate, asset, liability or other notional item underlying any Specified Swap Agreement regarding an interest or monetary rate, or foreign exchange swap, entered into or executed in connection with this Agreement is, or is directly related to, a financial term hereof; (b) the aggregate notional amount of all Swap Contracts entered into or executed by a Borrower in connection with the financial terms of this Agreement, whether entered into or executed with a Borrower or any other Person, will not at any time exceed the aggregate principal amount outstanding hereunder, as such amounts may be determined or calculated contemporaneously from time to time during and throughout the term of this Agreement; ( c) each Swap Contract entered into or executed in connection with the financial terms of this Agreement has been or will be entered into no earlier than 90 days before and no later than 180 days or at such other times as the Administrative Agent may approve (not to be unreasonably withheld) after the date hereof or of any transfer of principal hereunder; ( d) the purpose of any Swap Contract in respect of any commodity entered into or executed in connection with this Agreement is to hedge commodity price risks incidental to the Borrowers' businesses and arising from potential changes in the price of such commodity; and ( e) each Swap Contract entered into or executed in connection with this Agreement mitigates against the risk of repayment hereof and is not for the purpose of speculation. For purposes of this Section, the term (i) "financial term" shall include, without limitation, the duration or term of this Agreement, rate of interest, the currency or currencies in which the Loans are made and their principal amount, and (ii) "transfer of principal" means any draw of principal under this Agreement, including any amendment, restructuring, extension or other modification of this Agreement. SECTION 9.23 Marketing Consent. Each Borrower hereby authorizes BOKF, NA dba Bank of Oklahoma and its Affiliates (collectively, the “BOK Parties”), at their respective sole expense, and without any prior approval by any Borrower, to include such Borrower’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to this Agreement as the BOK Parties may from time to time determine in their sole discretion. The foregoing authorization shall remain in effect unless and until the Borrowers notify the BOK Parties in writing that such authorization is revoked. [signature pages follows] 112 #1292168v26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BORROWERS: AAON, INC., an Oklahoma corporation By: Name: Rebecca Thompson Title: Chief Financial Officer & Treasurer AAON COIL PRODUCTS, INC., a Texas corporation By: Name: Rebecca Thompson Title: Chief Financial Officer & Treasurer BASX, INC., an Oregon corporation By: Name: Rebecca Thompson Title: Chief Financial Officer & Treasurer #1292168v26

LENDERS: BOKF, NA dba BANK OF OKLAHOM, as a Lender, Swingline Lender and Issuing Bank and as Administrative Agent By_________________________ Name: Timberly Harding Title: Senior Vice President #1292168v26

U.S. BANK NATIONAL ASSOCIATION, as a Lender By_________________________ Name: Title: #1292168v26

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By_________________________ Name: Title: #1292168v26

#1292168v26 From the date that is 90 days following the Fourth Amendment Effective Date and thereafter: Name of Lender Wells Fargo Bank, National Association Revolving Commitment BOKF, NA dba BANK OF OKLAHOMA Outstanding Initial Term Loan CommitmentLoans1 $57,500,000 Name of Lender BOKF, NA dba BANK OF OKLAHOMABank of Oklahoma $25,000,000 $100,000,000$145,000,0 00.00 $115,000,000 $30,000,000 $0.00 U.S. Bank National Association $50,000,000$115,000,00 0.00 $30,000,000 $25,000,000$0.00 Revolving Commitment Wells Fargo Bank, National Association $50,000,000$115,000,00 0.00 $25,000,000$0.00 Schedule 2.01 Commitments and Lenders From the Fourth Amendment Effective Date until (and excluding) the date that is 90 days following the Fourth Amendment Effective Date: Bank of America, N.A. $90,000,000.00 U.S. Bank National Association $0.00 Initial Term Loan Commitment Associated Bank, N.A. $35,000,000.00 $57,500,000 $0.00 TOTAL TOTAL $200,000,000$500,000,0 00 $25,000,000 $80,000,000$0.00 $230,000,000 $80,000,000 1 On the Fifth Amendment Effective Date the Borrowers repaid in full all outstanding Initial Term Loans.

Section 6.01 Debt None. #1292168v26

Section 6.02 Investments None. #1292168v26

EXHIBIT A BORROWER COMPLIANCE CERTIFICATE Date: ____________, ____________ This BORROWER COMPLIANCE CERTIFICATE is given by the undersigned Responsible Officer pursuant to Section 5.01(b) of that certain Amended and Restated Loan Agreement dated as of November 24, 2021, among AAON, INC., an Oklahoma corporation ("AAON"), AAON COIL PRODUCTS, INC., a Texas corporation ("ACP") and BASX, INC., an Oregon corporation (“BasX”; and, together with AAON and ACP, collectively, "Borrowers," and each individually, a "Borrower"), the Lenders from time to time parties thereto and BOKF, NA dba Bank of Oklahoma, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement. The undersigned hereby certify to the Administrative Agent and the Lenders that: (a) the financial statements delivered with this certificate in accordance with □ Section 5.01(a)(i) □ Section 5.01(a)(ii) □ [check applicable box] of the Loan Agreement fairly present in all material respects the consolidated results of operations and financial condition of the Corporate Guarantor as of the dates and the accounting periods covered by such financial statements; (b) the undersigned has reviewed the terms of the Loan Agreement and has made, or caused to be made under our supervision, a review in reasonable detail of the transactions and conditions of the Borrowers and the Corporate Guarantor during the accounting period covered by such financial statements; (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no Knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action the Borrowers have taken, are undertaking and propose to take with respect thereto; (d) the Borrowers are in compliance with the covenant contained in Section 6.12 of the Loan Agreement, as demonstrated by the calculation of such covenant set forth on Schedule 2 hereto; and (e) the Consolidated Leverage Coverage Ratio for the period covered by this Borrower Compliance Certificate, as demonstrated by the calculations attached hereto, is _____ to 1.0. [signature page follows] #1292168v26

IN WITNESS WHEREOF, the undersigned have executed and delivered this Compliance Certificate this ____ day of ___________, ____. AAON, INC., an Oklahoma corporation AAON COIL PRODUCTS, INC., a Texas corporation BASX, INC., an Oregon corporation AAON, INC.’, a Nevada corporation By: Name: Rebecca Thompson Title: Chief Financial Officer & Treasurer #1292168v26

Schedule 1 Description of Defaults/Events of Default #1292168v26

Schedule 2 Calculation of Consolidated Leverage Ratio #1292168v26

#1292168v26 EXHIBIT B [FORM OF ASSIGNMENT AND ASSUMPTION] This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each]12 Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each] 23 Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]34 hereunder are several and not joint.]45 Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the "Loan Agreement"), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor. 1. Assignor[s]: _________________________________________ _________________________________________ 12 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. 23 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 34 Select as appropriate. 45 Include bracketed language if there are either multiple Assignors or multiple Assignees.

#1292168v26 Assignor[s ]56 CUSIP Number $ $ Assignee[s ]67% 2. Assignee[s]: _________________________________________ _________________________________________ [Assignee is an [Affiliate][Approved Fund] of [identify Lender] 3. Borrower(s): _________________________________________ 4. Administrative Agent:______________________, as the administrative agent under the Loan Agreement 5. Loan Agreement: [The [amount] Loan Agreement dated as of _______ among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto] 6. Assigned Interest[s]: Facility Assigned7 8 $ $ $ Aggregate Amount of Commitment/ Loans for all Lenders89% $ [7. Trade Date: ______________]1011 [Page break] % Amount of Commitment/ Loans Assigned8 Percentage Assigned of Commitment/ Loans910 56 List each Assignor, as appropriate. 67 List each Assignee, as appropriate. 78 Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment and Assumption. 89 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 910 Set forth, to at least 9 decimals, as a percentage of the Commitment/ Loans of all Lenders thereunder. 1011 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

#1292168v26 ASSIGNOR[S]1112 [NAME OF ASSIGNOR] By:_________________________________ Title: [NAME OF ASSIGNOR] By:_________________________________ Title: ASSIGNEE[S]1213 [NAME OF ASSIGNEE] By:_________________________________ Title: [NAME OF ASSIGNEE] By:_________________________________ Title: [Consented to and]1314 Accepted: [NAME OF ADMINISTRATIVE AGENT], as Administrative Agent By: _________________________________ Title: Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: 1112 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable). 1213 Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).

#1292168v26 [Consented to:]1415 [NAME OF RELEVANT PARTY] By: ________________________________ Title: 1314 To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement. 1415 To be added only if the consent of the Borrower or other parties (e.g., Swingline Lender, Issuing Bank) is required by the terms of the Loan Agreement.

#1292168v26 1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document1617, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Loan Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender1718 attached to the Assignment and ANNEX 1 [__________________]1516 STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1516 Describe Loan Agreement at option of Administrative Agent. 1617 The term "Loan Document" should be conformed to that used in the Loan Agreement. 1718 The concept of "Foreign Lender" should be conformed to the section in the Loan Agreement governing withholding taxes and gross-up.

-6- #1292168v26 Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date.1819 Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Oklahoma. 1819 The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: "From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves."

EXHIBIT C-1 [FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.18 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ] #1292168v26

EXHIBIT C-2 [FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.18 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ] #1292168v26

EXHIBIT C-3 [FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.18 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF PARTICIPANT] By:_________________________________ Name: Title: Date: ________ __, 20[ ] #1292168v26

EXHIBIT C-4 [FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), among [ ], and each lender from time to time party thereto. Pursuant to the provisions of Section 2.18 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a "bank" extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a "10 percent shareholder" of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a "controlled foreign corporation" related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: #1292168v26

Date: ________ __, 20[ ] #1292168v26

EXHIBIT D [RESERVED] #1292168v26

#1292168v26 Revolving Loan or Term Loan $___________________ ____________________ EXHIBIT E BORROWING REQUEST Reference is made to that certain Amended and Restated Loan Agreement dated as of November 24, 2021 (as amended, supplemented or otherwise modified, the “Loan Agreement”), among AAON, INC., an Oklahoma corporation ("AAON"), AAON COIL PRODUCTS, INC., a Texas corporation ("ACP") and BASX, INC., an Oregon corporation (“BasX”; and, together with AAON and ACP, collectively, "Borrowers," and each individually, a "Borrower"), the LENDERS party hereto, and BOKF, NA dba BANK OF OKLAHOMA, as Administrative Agent. Terms that are defined in the Loan Agreement are used herein with the meanings given them in the Loan Agreement. Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to the Loan Agreement as follows: Swingline Loan? ____YES _____NO Date on which Loans are to be advanced: Name of Borrower to receive the Loan: ____________________ Amount of Borrowing: To induce Lenders to make such Loans, each Borrower hereby represents, warrants, acknowledges, and agrees to and with Administrative Agent and each Lender that: (a) The Responsible Officer of each Borrower signing this instrument is a duly elected, qualified and acting Responsible Officer of each Borrower as indicated below such officer’s signature hereto having all necessary authority to act for the Borrowers in making the request herein contained. (b) All representations and warranties made by any Loan Party in any Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof as if such representations and warranties had been made as of the date hereof, except to the extent that such representation or warranty was made as of a specific date in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof) as of such specific date. (c) No Default exists as of the date hereof; nor will any Default result from the proposed Loan or from the application of the proceeds thereof. (d) Each Borrower has performed and complied with all agreements and conditions in the Loan Agreement required to be performed or complied with by the Borrowers on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Loan Agreement remains satisfied. (e) The Loan Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects. AAON, INC., an Oklahoma corporation By: Name: Title: AAON COIL PRODUCTS, INC., a Texas corporation By: Name: Title: BASX, INC., an Oregon corporation By: Name: Title: #1292168v26

EXHIBIT F FORM OF SUBSIDIARY JOINDER AGREEMENT THIS JOINDER AGREEMENT (this "Joinder Agreement"), dated as of __________ __, 202_, is executed and delivered by ______________________, a(n) ____________________ (the "New Borrower"), which is joining in the Loan Agreement referred to below as an additional Borrower, in favor of the Lenders from time to time parties to the Loan Agreement referred to below (the "Lenders"), and BOKF, NA dba BANK OF OKLAHOMA, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). W I T N E S S E T H WHEREAS, AAON, INC., an Oklahoma corporation ("AAON"), AAON COIL PRODUCTS, INC., a Texas corporation ("ACP") and BASX, INC., an Oregon corporation (“BasX”; and, together with AAON and ACP, collectively, "Borrowers," and each individually, a "Borrower") are parties to that certain Amended and Restated Loan Agreement, dated as of November 24, 2021 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed, subject to the terms and conditions stated therein, to make advances to the Borrowers under a revolving line of credit and a term loan (collectively, the "Loan"); and WHEREAS, the New Borrower desires to become a party to the Loan Agreement as a Borrower in order to obtain financing from the Lenders; and WHEREAS, the New Borrower will derive substantial direct and indirect benefit from the credit extensions made and to be made under the Loan Agreement. NOW, THEREFORE, IT IS AGREED: 1. Definitions. Capitalized terms used in this Joinder Agreement (including capitalized terms used in the recitals above) and not otherwise defined herein have the respective meanings assigned to them in the Loan Agreement. 2. Joinder to Loan Agreement and Notes. By execution and delivery of this Joinder Agreement, the New Borrower hereby subscribes to and joins in the Loan Agreement and each of the Notes as a "Borrower" and will be deemed to be a party to the Loan Agreement and each of the Notes to the same extent as if it had originally executed the Loan Agreement and each of the Notes. The New Borrower hereby ratifies and agrees to be bound by, all of the terms, provisions and conditions applicable to the "Borrowers" contained in the Loan Agreement. 3. Representations and Warranties. The New Borrower hereby represents and warrants that each of the representations and warranties set forth in the Loan Agreement as to each applicable Loan Party is true and correct as to it on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date. 4. Notices. The address of the New Borrower for purposes of all notices and other communications is the address set forth in Section 9.01 of the Loan Agreement. #1292168v26

5. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same agreement. 6. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma, without regard to its principles of conflicts of laws. IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written. _____________ By:_______________ Name: Title: ACKNOWLEDGED: BOKF, NA dba BANK OF OKLAHOMA, as Administrative Agent By: ______________________ Name: Title: #1292168v26